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                                                              EXECUTION COPY


                          ASSET CONTRIBUTION AGREEMENT


                          DATED AS OF NOVEMBER 18, 1998


                                      AMONG

                   CABLEVISION OF ARCADIA/SIERRA MADRE, INC.,
                 UNITED CABLE TELEVISION OF BALDWIN PARK, INC.,
                        UCTC OF LOS ANGELES COUNTY, INC.,
                      TCI CABLEVISION OF CALIFORNIA, INC.,
                  UNITED CABLE TELEVISION OF LOS ANGELES, INC.,
                          TCI CALIFORNIA HOLDINGS, LLC

                                       AND

                              CENTURY EXCHANGE LLC,
                          CENTURY BAY AREA CABLE CORP.,
                      CENTURY CABLE OF NORTHERN CALIFORNIA,
                              FRANEM CABLE COMPANY,
                      CENTURY CABLE OF SOUTHERN CALIFORNIA,
                    CENTURY SOUTHWEST CABLE TELEVISION, INC.,
                           CENTURY VALLEY CABLE CORP.,
                   CITIZENS CENTURY CABLE TELEVISION VENTURE,

                                       AND

                          CENTURY-TCI CALIFORNIA, L.P.


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                          ASSET CONTRIBUTION AGREEMENT
                          ----------------------------

               THIS ASSET CONTRIBUTION AGREEMENT ("Agreement") is made and entered into effective as of the 18th day of November, 1998, by and among Cablevision of Arcadia/Sierra Madre, Inc., a Delaware corporation ("CVA/SM"), United Cable Television of Baldwin Park, Inc., a Colorado corporation ("Baldwin"), UCTC of Los Angeles County, Inc., a Delaware corporation ("UCTC"), TCI Cablevision of California, Inc., a California corporation ("TCI California"), United Cable Television of Los Angeles, Inc., a California corporation ("UCT LA"), TCI California Holdings, LLC, a Colorado limited liability company ("TCI LLC"), Century Exchange LLC, a Delaware limited liability company ("Century Exchange"), Century Bay Area Cable Corp., a Delaware corporation ("Century BA"), Century Cable of Northern California, a California corporation ("Century CNC"), Franem Cable Company, a California general partnership ("Franem"), Century Cable of Southern California, a California corporation ("Century CSC"), Century Southwest Cable Television, Inc., a Delaware corporation ("Century SCT"), Century Valley Cable Corp., a Delaware corporation ("Century VCC"), Citizens Century Cable Television Venture, a Delaware joint venture ("Citizens"), and Century-TCI California, L.P., a Delaware limited partnership (the "Partnership").

                                    RECITALS

               A. CVA/SM, Baldwin, UCTC, UCT LA and TCI California are each a "TCI Party" and are collectively referred to herein as the "TCI Parties" or "TCI"; provided that from and after the Closing Date, the definition of "TCI Parties" and "TCI" shall also include TCI LLC. Century BA, Century CNC, Franem, Century CSC, Century SCT, Century VCC and Citizens are each a "Century Party" and are collectively referred to herein as the "Century Parties" or "Century"; provided that from and after the Closing Date, the definition of "Century Parties" and "Century" shall also include Century Exchange.

               B. Century owns and operates (or in the case of the Riverside System, if the Riverside Closing occurs prior to Closing, will own and operate as of the Closing Date) the cable television systems which are franchised or hold other operating authority and operate in the communities in the Territory (as defined in the Partnership Agreement) listed on EXHIBIT A and the Century Exchange Systems (the systems listed on EXHIBIT A together with the Century Exchange Systems and, if the Riverside Closing occurs prior to Closing, the Riverside System, being referred to herein as the "Century Systems"). EXHIBIT A lists each Century System, the headends for such System, the franchises served by each headend and the owner of each Century System.

               C. TCI owns and operates cable television systems which are franchised or hold other operating authority and operate in the communities in the Territory listed on EXHIBIT B (the "TCI Systems"). EXHIBIT B lists each TCI System, the headends for such System, the franchises served by each headend and the owner of each TCI System.

               D. Century Exchange desires to contribute the Century Assets to the Partnership and TCI LLC desires to contribute the TCI Assets to the Partnership.




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               E. This Agreement amends and restates in its entirety the
original Asset Contribution Agreement dated as of November 18, 1998 among the parties hereto.

                                   AGREEMENTS

     In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

SECTION 1. DEFINITIONS

     In addition to terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this Section 1 shall have the meanings set forth below:

        1.1 1992 Cable Act. The Cable Television Consumer Protection and Competition Act of 1992, as amended, and the FCC rules and regulations promulgated thereunder.

        1.2 Affiliate. With respect to any Person, any Person controlling, controlled by or under common control with such Person; "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person.

        1.3 Annualized Cash Flow. As of any date of determination, four times Cash Flow for the most recent three full calendar months ended prior to such date.

        1.4 Assets. The Century Assets or the TCI Assets, as the context requires.

        1.5 Basic Services. The lowest tier of cable television service offered to subscribers of a System that includes the retransmission of local broadcast signals as defined by the 1992 Cable Act.

        1.6 Business Day. Any day other than a Saturday, Sunday or a day on which the banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

        1.7 Cable Act. The Cable Communications Policy Act of 1984, as amended, and the FCC rules and regulations promulgated thereunder.

        1.8 Cable Business. Century's Cable Business or TCI's Cable Business, as the context requires.

        1.9 Cash Flow. For any period (a) for any TCI System, the "Operating Income/Loss Before Corporate Overhead" of such System as reported on such System's profit and loss statement for such period and (b) for any Century System, the "Net Operating Income and Loss" of such

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System as reported on such System's profit and loss statement for such period, in each case without taking into account any interest income or nonrecurring items of income, gain or expense and as further adjusted for the matters identified on SCHEDULE 1.9, it being agreed that Cash Flow and the line items identified above for any System shall continue to be calculated in a manner consistent with that used for such System as of the date of this Agreement.

        1.10 Century Assets. All assets, properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held for use or used in connection with Century's Cable Business and in which Century or any Affiliate of Century has any right, title or interest or acquires any right, title or interest on or before the Closing, including Century Tangible Personal Property, Century Owned Real Property, Century Leased Property, Century Other Real Property Interests, Century System Franchises, Century System Licenses, Century System Contracts, Century Books and Records and Century Other Intangibles.

        1.11 Century Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning Century's Cable Business, including subscribers and prospective subscribers of the Century Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of Century with the FCC and statements of account filed by or on behalf of Century with the U.S. Copyright Office.

        1.12 Century Exchange Systems. The Century Systems to be transferred by the Partnership to Affiliates of TCI under the Exchange Agreement.

        1.13 Century Leased Property. All leasehold interests in real property that are held for use or used in connection with Century's Cable Business which Century or any Affiliate of Century has, or acquires prior to Closing, including those described as Century Leased Property on SCHEDULE 1.12.

        1.14 Century Other Intangibles. All intangible assets other than Century System Franchises, Century System Licenses and Century System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to Century Excluded Assets), patents, copyrights and going concern value, if any, that are owned, held for use or used in connection with Century's Cable Business and in which Century or any Affiliate of Century has, or acquires prior to Closing, any right, title or interest.

        1.15 Century Other Real Property Interests. All easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property that are held for use or used in connection with Century's Cable Business and in which Century or any Affiliate of Century has, or acquires prior to Closing, any right, title or interest, including those interests described as Century Other Real Property Interests on SCHEDULE 1.14, but not including Century Leased Property or Century Owned Property.

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        1.16 Century Owned Property. All fee interests in real property that are held for use or used in connection with Century's Cable Business which Century or any Affiliate of Century has, or acquires prior to Closing, including those described as Century Owned Property on SCHEDULE 1.15 and all improvements thereon.

        1.17 Century Required Consents. Any and all consents, authorizations and approvals required for (a) Century to transfer the Century Assets to the Partnership; (b) the Partnership to operate the Century Systems and to own, lease, use and operate the Century Assets and the Century Systems at the places and in the manner in which the Century Assets are used and the Century Systems are operated as of the date of this Agreement and as of the Closing; (c) the Partnership to assume and perform the Century System Franchises, the Century System Licenses, the leases and other documents evidencing Century Leased Property and Century Other Real Property Interests and the Century System Contracts, including those consents, authorizations and approvals required under the Century System Franchises, the Century System Licenses, the leases and other documents evidencing Century Leased Property and Century Other Real Property Interests and the Century System Contracts; (d) the Partnership to transfer the Assets of the Century Exchange Systems to TCI East San Fernando Valley, L.P. ("TCI ESF") pursuant to the Exchange Agreement; (e) TCI ESF to operate the Century Exchange Systems and to own, lease, use and operate the Assets of the Century Exchange Systems and the Century Exchange Systems at the places and in the manner in which such Assets are used and the Century Exchange Systems are operated as of the date of this Agreement and as of the Closing; and (f) TCI ESF to assume and perform the Century System Franchises, the Century System Licenses, the leases and other documents evidencing Century Leased Property and Century Other Real Property Interests and the Century System Contracts, insofar as they relate to the Century Exchange Systems, including those consents, authorizations and approvals required under such Century System Franchises, such Century System Licenses, such leases and other documents evidencing Century Leased Property and Century Other Real Property Interests and such Century System Contracts.

        1.18 Century System Contracts. All pole line agreements, underground conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements, leased channel access agreements and other Contracts (other than Century System Franchises and Century System Licenses) held for use or used in connection with Century's Cable Business and to which Century or any Affiliate of Century is, or becomes prior to Closing, a party or bound, including those described on SCHEDULE 1.17.

        1.19 Century System Franchises. All franchise agreements, operating permits or similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations and permits obtained from any franchising authority in connection with Century's Cable Business, including those listed on
SCHEDULE 1.18, including all amendments and modifications thereto and all renewals thereof.

        1.20 Century System Licenses. The intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other

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licenses, authorizations, consents or permits issued by the FCC or any other
Governmental Authority in connection with Century's Cable Business (other than Century System Franchises, Century System Contracts and Century Other Real Property Interests), including those described on SCHEDULE 1.19.

        1.21 Century Tangible Personal Property. All tangible personal property that is owned, leased, held for use or used in connection with Century's Cable Business and in which Century or any Affiliate of Century has, or acquires prior to Closing, any right, title or interest, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, fixtures, supplies, inventory and other physical assets, the principal items of which, including all motor vehicles, are described on SCHEDULE 1.20.

        1.22 Century's Cable Business. The cable television business and other income-generating businesses related to the Century Systems conducted by Century through the Century Systems, including, but not limited to, the business and operations of the Orange County Newschannel.

        1.23 Closing Time. 12:01 A.M., Pacific Time, on the Closing Date.

        1.24 Communications Act. The Communications Act of 1934, as amended, and the FCC rules and regulations promulgated thereunder.

        1.25 Contract. Any contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.

        1.26 Equivalent Basic Subscribers (or "EBSs"). As of any date of determination and for each franchise area served by a System, the sum of (a) the total number of private residential customer accounts that are billed by individual unit for at least Basic Services (regardless of whether such accounts are in single-family homes or in individually billed units in apartment buildings and other multi-unit buildings) (exclusive of (i) "second connects" and "additional outlets" as such terms are commonly understood in the cable television industry, and (ii) accounts that are not charged or are charged less than the standard monthly service fees and charges then in effect for such System for Basic Services) and (b) the quotient of (i) the total monthly billings for sales of Basic Services and Expanded Basic Services by such System for such franchise area during the most recent billing period ended prior to the date of calculation to commercial, bulk-billed and other accounts not billed by individual unit (whether on a discounted or non-discounted basis) and to private residential customer accounts that are billed by individual unit but pay less than the standard monthly service fees charged for Basic Services, but excluding billings in excess of a single month's charges for any account, divided by (ii) the standard monthly combined rate (without discount of any kind) charged by such System for such franchise area to individually billed subscribers for the highest level of Basic Services and Expanded Basic Services offered by such system in effect during such billing

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period, which monthly rate will not be less than the applicable rates specified in SCHEDULE 5.14 (in the case of Century) or SCHEDULE 6.14 (in the case of TCI). For purposes of calculating the number of EBSs, there will be excluded (i) all accounts billed by individual unit that are, and all billings to any commercial, bulk-billed and other accounts not billed by individual unit that are, more than 60 days past due in the payment of any amount in excess of the lesser of $5.00 or the standard rate charged for Basic Services at the time of determination,
(ii) any accounts billed by individual unit and all commercial, bulk-billed and other accounts not billed by individual units that, as of the date of calculation, have not paid in full the charges for at least one full month of the subscribed service, (iii) that portion of the billings to all accounts billed by individual unit included in clause (b) above and any commercial, bulk-billed and other accounts not billed by individual unit representing an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any individually billed unit or, with respect to a bulk account, in any residential unit (e.g., an individual apartment or rental unit), a charge for any tiered service other than Expanded Basic Services (whether or not included within Pay
TV), any charge for Pay TV or a pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like, and (iv) any individually billed unit and all billings to any commercial, bulk-billed or other accounts not billed by individual unit that was solicited within the 60 day period preceding the Closing Date to purchase such services by promotions or offers of discounts other than those ordinarily made by the party for which the determination of EBSs is being made. For purposes of this definition, payments on account of monthly billings will be deemed due on the first day of the period for which the service to which such billings relate is provided.

        1.27 Environmental Law. Any Legal Requirement concerning the protection of public or employee health, safety, welfare or the environment, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, air (including both ambient and within buildings and other structures), surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

        1.28 ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

        1.29 ERISA Affiliate. As to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a single employer as determined under Section 4001(a)(14) of ERISA.

        1.30 Exchange. The exchange transaction contemplated by the asset exchange agreement of even date herewith between TCI ESF and the Partnership (the "Exchange Agreement"), to be consummated at the closing thereunder.

        1.31 Expanded Basic Services. Any level of video programming service greater than Basic Services provided over a cable television System, regardless of service tier, other than Basic Services, any new product tier and Pay TV.

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        1.32 FCC. The Federal Communications Commission.

        1.33 Financial Statements. Century's Financial Statements or TCI's Financial Statements, as the context requires.

        1.34 GAAP. Generally accepted accounting principles as in effect from time to time.

        1.35 Governmental Authority. The United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

        1.36 Hazardous Substances. (a) Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. 'SS''SS'6901 et seq.), as amended, and the rules and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (15 U.S.C. 'SS''SS'9601 et seq.) (CERCLA), as amended, and the rules and regulations promulgated thereunder; (c) any substance regulated by the Toxic Substances Control Act (TSCA) (15 U.S.C. 'SS''SS'2601 et seq.), or the Insecticide, Fungicide and Rodenticide Act (IFRA) (7 U.S.C. 'SS''SS'136 et seq.), each as amended, and the rules and regulations promulgated thereunder; (d) asbestos or asbestos-containing material of any kind or character; (e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, handling, treatment, storage or disposal of which on real property is prohibited by any Environmental Law; and (h) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

        1.37 HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        1.38 Judgment. Any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

        1.39 Knowledge. The actual knowledge of a particular matter of one or more of the principal corporate personnel of such party involved in the transactions contemplated by this Agreement, or the general manager or one or more of the managers of such party's Systems.

        1.40 Leased Property. The Century Leased Property or TCI Leased Property, as the context requires.

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        1.41 Legal Requirement. Applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

        1.42 Lien. Any security interest, security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to, defect in or other condition affecting title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, protrusions, easements, rights-of-way, rights of first refusal, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, System License, System Franchise, System Contract or otherwise.

        1.43 Litigation. Any written claim, action, suit, proceeding, arbitration or hearing.

        1.44 Losses. Any claims, losses, liabilities, damages, penalties, costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event or the existence or assertion of any Liens (other than Permitted Liens) with respect to which indemnification is sought, except Losses incurred by a Person or on behalf of a Person in asserting any claim for indemnification against a party where it is ultimately determined (including by agreement of the parties) that such Person is not entitled to indemnification from such party (before giving effect to the limitations on such indemnification obligations set forth in Sections 11.6 and 11.7).

        1.45 Non-TV Products and Services. (A) local or long distance wireline telephony services, (B) data (other than data provided incidental to, or integrated with, television programming (such as interactive services) and high speed broadband internet access and other services now or hereafter provided by At Home Corporation), (C) internet access services (other than high speed broadband internet access and other services now or hereafter offered by At Home Corporation and other than internet access services that are provided incidental to, or integrated with, television programming), (D) video (other than cable, broadcast or any other television programming, including any substantially similar successor services that may replace these types of services), e.g., video telecommunications services, and (E) wireless telecommunications products and services (other than cable, broadcast or any other television programming, including any substantially similar successor services that may replace these types of services). Notwithstanding anything to the contrary in this definition, "Non-TV Products and Services" does not include (x) cable, broadcast or other television programming, or (y) high speed broadband communication internet access or services now or hereafter provided by At Home Corporation.

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        1.46 Other Real Property Interests.  The Century Other Real Property
Interests or the TCI Other Real Property Interests, as the context requires.

        1.47 Owned Property. Century Owned Property or TCI Owned Property, as the context requires.

        1.48 Pay TV. A la carte tiers or premium programming services selected by and sold to subscribers on a per channel or per program basis.

        1.49 Permitted Lien. Any (a) Lien securing Taxes, assessments and governmental charges not yet due and payable, (b) zoning law or ordinance or any similar Legal Requirement, (c) right reserved to any Governmental Authority to regulate the affected property or to acquire the affected property for fair value, whether upon condemnation or pursuant to any Franchise or ordinance, (d) as to Owned Property and Other Real Property Interests, any Lien not securing indebtedness or arising out of the obligation to pay money that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Owned Property or Other Real Property Interests as they are being used or operated or materially diminish the value of such Owned Property or Other Real Property Interests, (e) in the case of Owned Property and Leased Property, any lease or sublease by TCI or Century in favor of a third party that is disclosed in the Schedules to this Agreement, and (f) in the case of Leased Property, (i) the rights of any lessor and (ii) any Lien granted by any lessor of Leased Property; provided that "Permitted Lien" will not include any Lien securing a debt or claim (other than inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business or any Lien described in clause (f) above) or any Lien which could prevent or impair in any way the conduct of the business of the affected System as it is currently being conducted, and provided further that the classification of any Lien as a "Permitted Lien" will not affect any liability which TCI may have under this Agreement for any such Lien with respect to the contribution of the TCI Systems or which Century may have under this Agreement for any such Lien with respect to the contribution of the Century Systems, including pursuant to any indemnity obligation under this Agreement.

        1.50 Person. Any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

        1.51 Required Consents. The Century Required Consents or the TCI Required Consents, as the context requires.

        1.52 System. Any of the Century Systems or the TCI Systems, as the context requires.

        1.53 System Contracts. The Century System Contracts or the TCI System Contracts, as the context requires.

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        1.54 System Franchises. The Century System Franchises or the TCI System
Franchises, as the context requires.

        1.55 System Licenses. The Century System Licenses or the TCI System Licenses, as the context requires.

        1.56 Tangible Personal Property. The Century Tangible Personal Property or the TCI Tangible Personal Property, as the context requires.

        1.57 Taxes. All levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

        1.58 TCI Assets. All assets, properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held for use or used in connection with TCI's Cable Business and in which TCI or any Affiliate of TCI has any right, title or interest or acquires any right, title or interest on or before the Closing, including TCI Tangible Personal Property, TCI Owned Real Property, TCI Leased Property, TCI Other Real Property Interests, TCI System Franchises, TCI System Licenses, TCI System Contracts, TCI Books and Records and TCI Other Intangibles, but excluding any TCI Excluded Assets.

        1.59 TCI Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning TCI's Cable Business, including subscribers and prospective subscribers of the TCI Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of TCI with the FCC and statements of account filed by or on behalf of TCI with the U.S. Copyright Office.

        1.60 TCI Leased Property. All leasehold interests in real property that are held for use or used in connection with TCI's Cable Business which TCI or any Affiliate of TCI has, or acquires prior to Closing, including those described as TCI Leased Property on SCHEDULE 1.58.

        1.61 TCI Other Intangibles. All intangible assets other than TCI System Franchises, TCI System Licenses and TCI System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to TCI Excluded Assets), patents, copyrights and going concern value, if any, that are owned, held for use or used in connection with TCI's Cable Business and in which TCI or any Affiliate of TCI has, or acquires prior to Closing, any right, title or interest.

        1.62 TCI Other Real Property Interests. All easements and rights of access (other than those relating to multiple dwelling units) and other interests in real property that are held for use or used in connection with TCI's Cable Business and in which TCI or any Affiliate of TCI has, or

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acquires prior to Closing, any right, title or interest, including those interests described as TCI Other Real Property Interests on SCHEDULE 1.60, but not including TCI Leased Property or TCI Owned Property.

        1.63 TCI Owned Property. All fee interests in real property that are held for use or used in connection with TCI's Cable Business which TCI or any Affiliate of TCI has, or acquires prior to Closing, including those described as TCI Owned Property on SCHEDULE 1.61 and all improvements thereon.

        1.64 TCI Required Consents. Any and all consents, authorizations and approvals required for (a) TCI to transfer the TCI Assets to the Partnership;
(b) the Partnership to operate the TCI Systems and to own, lease, use and operate the TCI Assets and the TCI Systems at the places and in the manner in which the TCI Assets are used and the TCI Systems are operated as of the date of this Agreement and as of the Closing; and (c) the Partnership to assume and perform the TCI System Franchises, the TCI System Licenses, the leases and other documents evidencing TCI Leased Property or TCI Other Real Property Interests and the TCI System Contracts, including those consents, authorizations and approvals required under the TCI System Franchises, the TCI System Licenses, the leases and other documents evidencing TCI Leased Property and TCI Other Real Property Interests and the TCI System Contracts.

        1.65 TCI System Contracts. All pole line agreements, underground conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements, leased channel access agreements and other Contracts (other than TCI System Franchises and TCI System Licenses) held for use or used in connection with TCI's Cable Business and to which TCI or any Affiliate of TCI is, or becomes prior to Closing, a party or bound, including those described on
SCHEDULE 1.63.

        1.66 TCI System Franchises. All franchise agreements, operating permits or similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations and permits obtained from any franchising authority in connection with TCI's Cable Business, including those listed on SCHEDULE 1.64, including all amendments and modifications thereto and all renewals thereof.

        1.67 TCI System Licenses. The intangible cable television channel distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority in connection with TCI's Cable Business (other than TCI System Franchises, TCI System Contracts and TCI Other Real Property Interests), including those described on
SCHEDULE 1.65.

        1.68 TCI Tangible Personal Property. All tangible personal property that is owned, leased, held for use or used in connection with TCI's Cable Business and in which TCI or any Affiliate of TCI has, or acquires prior to Closing, any right, title or interest, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers,

                                     - 11 -


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


microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, fixtures, supplies, inventory and other physical assets, the principal items of which, including all motor vehicles, are described on SCHEDULE 1.66.

        1.69 TCI's Cable Business. The cable television business and other income-generating businesses related to the TCI Systems conducted by TCI through the TCI Systems.

        1.70 Third Party. With respect to TCI, any Person other than TCI and its Affiliates and, with respect to Century, any Person other than Century and its Affiliates.

        1.71 Transaction Documents. The instruments and documents described in Sections 9.2 and 9.3 which are to be executed and delivered by or on behalf of Century or TCI in connection with this Agreement or the transactions contemplated hereby; provided, that for purposes of Section 11, "Transaction Documents" does not include the Management Agreement or any Retained Franchise Management Agreement, it being agreed that the parties' indemnification rights and obligations with respect to the matters covered by such agreements and other rights and obligations with respect thereto shall be as specified in those agreements..

        1.72 Other Definitions. The following terms are defined in the Sections or Recitals indicated:


     Term                                                     Section or Recital
     ----                                                     ------------------
     ACT 5                                                            4.2
     Action                                                          11.5
     Agreement                                                  First Paragraph
     Aggregate Gross Fair Market Value of the Century Assets        3.1(a)
     Aggregate Gross Fair Market Value of the TCI Assets            3.1(a)
     Antitrust Division                                               7.7
     Assumed Obligations and Liabilities                              4.1
     Baldwin                                                    First Paragraph
     Cash Flow Multiple                                             3.1(c)
     CBA                                                            7.3(a)
     Century                                                       Recital A
     Century BA                                                 First Paragraph
     Century Balance Sheet                                           5.10
     Century Cash Flow Multiple                                     3.1(a)
     Century Claimed Damages                                         11.7
     Century Closing Adjustment                                       3.2
     Century CNC                                                First Paragraph
     Century CSC                                                First Paragraph
     Century Exchange                                           First Paragraph
     Century Excluded Assets                                          4.3


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




     Century Parties                                               Recital A
     Century Permitted Debt                                         3.1(c)
     Century Plans                                                  5.13(b)
     Century SCT                                                First Paragraph
     Century Systems                                               Recital B
     Century Title Policies                                         9.3(c)
     Century VCC                                                First Paragraph
     Century's Financial Statements                                  5.10
     Citizens                                                   First Paragraph
     Closing                                                          9.1
     Closing Adjustments                                              3.2
     Closing Date                                                     9.1
     Code                                                           5.13(b)
     "commercially reasonable efforts"                               12.18
     Competitive Activities                                         5.18(a)
     Copyright Act                                                  5.8(a)
     Cost of Service Election                                       5.8(d)
     CSG Contract                                                    7.26
     CVA/SM                                                     First Paragraph
     Estoppel Certificate                                           7.5(b)
     Exchange Agreement                                              1.30
     FAA                                                            5.8(c)
     Final Adjustment Certificate                                   3.3(b)
     Franem                                                     First Paragraph
     FTC                                                              7.7
     Hired Employee                                                 7.3(g)
     Hiring Party                                                   7.3(g)
     Indemnified Party                                               11.5
     Indemnifying Party                                              11.5
     Initial Adjustment Certificate                                 3.3(a)
     Management Agreement                                           9.3(k)
     Outside Closing Date                                           10.1(b)
     Partnership                                                First Paragraph
     Partnership Agreement                                          3.1(a)
     Primary Transfer                                               7.23(a)
     Prime Rate                                                      12.10
     Rate Determination                                             3.4(a)
     Retained Employees                                             7.3(a)
     Retained Franchise Management Agreement                        7.23(c)
     Retained Franchises                                            7.23(a)
     Riverside Agreement                                              4.2
     Riverside Closing                                                9.1
     Riverside System                                                 4.2


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



     Subsequent Transfer                                            7.23(b)
     Surveys                                                          7.6
     Survival Period                                                 11.1
     Taking                                                          12.16
     TCI                                                           Recital A
     TCI/AT&T Transaction                                           7.5(a)
     TCI Balance Sheet                                               6.10
     TCI California                                             First Paragraph
     TCI Cash Flow Multiple                                         3.1(a)
     TCI Claimed Damages                                             11.6
     TCI Closing Adjustment                                           3.2
     TCI ESF                                                         1.17
     TCI Excluded Assets                                              4.2
     TCI LLC                                                    First Paragraph
     TCI Parties                                                   Recital A
     TCI Permitted Debt                                             3.1(c)
     TCI Plans                                                      6.13(b)
     TCI Systems                                                   Recital C
     TCI Title Policies                                             9.2(c)
     TCI's Financial Statements                                      6.10
     Title Commitments                                                7.6
     Title Company                                                    7.6
     Title Defect                                                     7.6
     Total Permitted Debt                                           3.1(c)
     Transitional Billing Services                                   7.12
     UCT LA                                                     First Paragraph
     UCTC                                                       First Paragraph
     Upgrade Deductions                                             3.2(f)
     WARN                                                           5.13(a)


        1.73 Accounting Terms. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

SECTION 2. CONTRIBUTION

        2.1 Agreement to Contribute.

               (a) Subject to the terms and conditions set forth in this Agreement, at the Closing,

                       (i) immediately prior to the contribution described in
Section 2.1(a)(iii),each of CVA/SM, Baldwin, UCTC, UCT LA and TCI California will contribute, through one or more intermediate transfers, the TCI Assets of such Person to TCI LLC, free and clear of all Liens (except Permitted Liens);

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




                       (ii) immediately prior to the contribution described in
Section 2.1(a)(iv), each of Century BA, Century CNC, Franem, Century CSC, Century SCT, Century VCC and Citizens will contribute the Century Assets of such Person to Century Exchange, free and clear of all Liens (except Permitted Liens);

                       (iii) TCI LLC will contribute the TCI Assets to the Partnership, free and clear of all Liens (except Permitted Liens), and

                       (iv) Century Exchange will contribute the Century Assets to the Partnership, free and clear of all Liens (except Permitted Liens).

               (b) Century shall have the option of contributing cash to the Partnership at the Closing in an amount sufficient to cause the ratio of the Aggregate Gross Fair Market Value of the Century Assets to the sum of the Aggregate Gross Fair Market Value of the Century Assets plus the Aggregate Gross Fair Market Value of the TCI Assets to equal 75%.

SECTION 3. PARTNERSHIP CONTRIBUTIONS AND CLOSING ADJUSTMENTS

        3.1 Gross Value of Contributions; Assumption of Debt.

               (a) For purposes of this Agreement and that Agreement of Limited Partnership of Century-TCI California, L.P., dated of even date herewith (the "Partnership Agreement"), the "Aggregate Gross Fair Market Value of the TCI Assets" means an amount equal to the Annualized Cash Flow of the TCI Systems as of the Closing Date, multiplied by the cash flow multiple for the TCI Systems set forth on SCHEDULE 1.9 (the "TCI Cash Flow Multiple"), and plus or minus the TCI Closing Adjustments, as applicable; and the "Aggregate Gross Fair Market Value of the Century Assets" means an amount equal to the Annualized Cash Flow of the Century Systems as of the Closing Date, multiplied by the cash flow multiple for the Century Systems set forth on SCHEDULE 1.9 (the "Century Cash Flow Multiple"), and plus or minus the Century Closing Adjustments, as applicable and plus the amount of any cash contributed by Century pursuant to
Section 2.1. Solely for purposes of calculating the Aggregate Gross Fair Market Value of the Century Assets and the Aggregate Gross Fair Market Value of the TCI Assets, the Annualized Cash Flow of the Century Systems, the Annualized Cash Flow of the TCI Systems, the Century Closing Adjustments, and the TCI Closing Adjustments shall be deemed to be the estimates thereof set forth in the parties' Initial Adjustment Certificates or otherwise agreed to between Century and TCI prior to Closing pursuant to Section 3.3(a).

               (b) The Capital Accounts (as defined in the Partnership Agreement) of TCI LLC and Century Exchange shall be credited on the Closing Date by an amount equal to the Net Fair Market Value of the Assets to be contributed by them, Net Fair Market Value being defined as the Aggregate Gross Fair Market Value of such Assets minus the Permitted Debt assumed by the Partnership with respect to such Assets, determined as set forth below in Section 3.1(c).

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


               (c) Prior to Closing, Century shall pick a cash flow multiple between 5 1/2 and 6 1/2 (the "Cash Flow Multiple"). At the Closing, the Partnership shall assume an aggregate amount of indebtedness from TCI LLC and Century Exchange equal to the Cash Flow Multiple times the aggregate Annualized Cash Flow of TCI and Century as estimated in the parties' Initial Adjustment Certificates or otherwise agreed to between Century and TCI prior to Closing pursuant to Section 3.3(a), (the "Total Permitted Debt"). The Total Permitted Debt shall be allocated between TCI LLC and Century Exchange based on the relative amounts of the Aggregate Gross Fair Market Value of the TCI Assets and the Aggregate Gross Fair Market Value of the Century Assets, with the amount of debt to be assumed by the Partnership at the Closing from TCI LLC being referred to herein as the "TCI Permitted Debt" and the amount of debt to be assumed by the Partnership at the Closing from Century Exchange being referred to herein as the "Century Permitted Debt."

        3.2 Closing Adjustments. The adjustments provided for below in this
Section 3.2 shall be made as of Closing with respect to each of TCI and Century (the net amount of such adjustments being referred to herein as the "TCI Closing Adjustment" as made with respect to TCI and as the "Century Closing Adjustment" as made with respect to Century and as the "Closing Adjustments" as made with respect to either or both TCI and Century). The Closing Adjustments as preliminarily determined as of the Closing Date shall be taken into account in determining Aggregate Gross Fair Market Value, as specified in Section 3.1 Upon final determination of the Closing Adjustments, contribution shall be made by TCI LLC or Century Exchange to the Partnership in accordance with Section 3.3(c).

               (a) Appropriate adjustments on a pro rata basis as of the Closing Time will be made with respect to each of TCI and Century for all prepaid expenses other than inventory (but only to the extent the full benefit of such prepaid expenses will be realizable by the Partnership within 12 months after the Closing Date), and for all accrued expenses (including real and personal property taxes), copyright fees and franchise or license fees or charges, prepaid income, subscriber prepayments and, subject to paragraph (e) below, accounts receivable related to such party's Cable Business, all as determined in accordance with GAAP consistently applied and to reflect the principle that all expenses and income attributable to such party's Cable Business for the period through and including the Closing Time are for the account of such party, and all expenses and income attributable to such party's Cable Business for the period after the Closing Time are for the account of the Partnership.

               (b) All advance payments to, or funds of third parties on deposit with, TCI or Century as of the Closing Time and relating to such party's Cable Business, including advance payments and deposits (including any accrued interest on such deposits) by subscribers served by such party's Cable Business for converters, encoders, decoders, cable television service and related sales, shall be assumed by, and credited to the account of, the Partnership.

               (c) There shall be credited to the Partnership the economic value of all accrued vacation time that the Partnership credits after the Closing Time to the employees of TCI and Century that are hired by the Partnership pursuant to Section 7.3(g), where economic value is the

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


amount equal to the cash compensation that would be payable to each such employee at his or her level of compensation on the Closing Date for a period equal to such employee's credited accrued vacation.

               (d) All deposits relating to the business and operations of each party's Systems that are held by third parties as of the Closing Time for the account of such party or as security for such party's performance of its obligations, including deposits on leases and deposits for utilities, will be credited to the account of such party in their full amounts and will become the property of the Partnership; provided that no adjustment will be made for any deposits the full benefit of which for contractual or other reasons cannot be made available to the Partnership within 12 months following the Closing Time.

               (e) Neither TCI nor Century will receive credit for any of its
(i) accounts receivable resulting from cable television service sales any portion of which is 60 days or more past due as of the Closing Time, (ii) accounts receivable resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Time; provided, that each party shall receive credit for advertising accounts receivable from national and regional representation accounts that are assigned to the other party at Closing in an amount equal to 100% of the face amount of such accounts receivable regardless of the age thereof, or (iii) accounts receivable from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Time. For purposes of making "past due" calculations under this paragraph, the billing statements of a System will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided.

               (f) There shall be debited to the accounts of TCI and Century, an amount equal to the upgrade deduction for each party specified on SCHEDULE 1.9 (the "Upgrade Deductions"); provided that the Upgrade Deduction for each party shall be reduced by the aggregate amount of all capital expenditures made by such party during the period from November 1, 1997 through the Closing Date relating to upgrades and rebuilds of System plant capacity and associated items (including headend sites and headend equipment to expand channel capacity).

               (g) There shall be credited to the accounts of TCI and Century all capital expenditures made by such party relating to the launch of digital or internet services, including the purchase of digital converters but not including digital converters purchased in the ordinary course of business to replace lost, stolen or defective digital converters.

               (h) There shall be credited to the accounts of TCI and Century, an amount equal to the aggregate amount of all capital expenditures reasonably estimated by the other party to be incurred by the Partnership after Closing to assure that the Computer and Other Systems received by it are Year 2000 Ready; provided that the amount so estimated shall be subject to the dispute resolution procedures set forth in Section 3.3.

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


               (i) The adjustments provided for in this Section 3.2 will be made without duplication. In addition, none of the adjustments provided for in this
Section 3.2 will be made with respect to any Excluded Assets or with respect to any item of income or expense related to an Excluded Asset.

        3.3 Calculation of Adjustments.

               (a) Each of TCI and Century will estimate in good faith the Annualized Cash Flow and Closing Adjustments with respect to its Systems and set forth the same, together with a detailed statement of the calculation thereof in a certificate (the "Initial Adjustment Certificate") executed by an authorized representative of such party and delivered to the other party at least 10 Business Days prior to the Closing. Each Initial Adjustment Certificate will be accompanied by appropriate documentation, including an accounts receivable detail with relevant aging information as of the Closing Time, in summary form, supporting the determination of the Annualized Cash Flow or Closing Adjustments proposed in such certificate. Following receipt of such Initial Adjustment Certificate, the recipient shall have five Business Days to review such schedule and supporting information and to notify the preparer of such Initial Adjustment Certificate of any disagreements with the preparer's estimates of its Annualized Cash Flow or Closing Adjustments. If the recipient provides a notice of disagreement with the preparer's estimates of such amounts within such five Business Day period, TCI and Century shall negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing on such estimated amounts as of the Closing Time. The estimates so agreed upon by TCI and Century or (if the parties do not reach such an agreement on such estimated amounts set forth in the Initial Adjustment Certificate prior to the Closing Date or if the recipient fails to provide a notice of disagreement with the preparer's estimates of such amounts within the time provided) the estimates of such Annualized Cash Flow and Closing Adjustments set forth in the Initial Adjustment Certificate shall be the basis for determining the Aggregate Gross Fair Market Value of the Century Assets and the Aggregate Gross Fair Market Value of the TCI Assets. All disagreements that may exist with respect to the Initial Adjustment Certificate shall be resolved in connection with the preparation of the Final Adjustment Certificate pursuant to paragraph (b) below.

               (b) Within 90 days after the Closing, each of TCI and Century will deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail its final determination of the Annualized Cash Flow and Closing Adjustments with respect to its Systems, which certificate will be accompanied by appropriate documentation supporting the amounts proposed in such certificate, including an accounts receivable detail with relevant aging information as of the Closing Time, and which will be executed by an officer of such party. Each recipient party will review the other's Final Adjustment Certificate and will give written notice to the preparing party of any objections it has to the calculations shown in such certificate within 30 days after its receipt thereof. TCI and Century will endeavor in good faith to resolve any such objections within 30 days after the receipt by the parties of each other's objections. If any objections or disputes have not been resolved at the end of such 30-day period, the disputed portions of the Annualized Cash Flows or the Closing Adjustments will be determined within the following 30 days by a partner in a major accounting firm

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


with substantial cable television audit experience which is not the auditor of either Century or TCI (or any Affiliate of either of them) and the determination of such auditor will be final and will be binding upon all parties. If Century and TCI cannot agree with respect to the selection of an auditor, Century and TCI will each select an auditor and those two auditors will select a third auditor whose determination will be final and will be binding upon all parties. Century and TCI will bear equally the expenses arising in connection with an auditor's determination of disputed amounts.

               (c) After the Annualized Cash Flow of the Century Systems, the Annualized Cash Flow of the TCI Systems, the Century Closing Adjustments, and the TCI Closing Adjustments are finally determined pursuant to this Section 3.3, the parties will calculate the "Adjusted Aggregate Gross Fair Market Value of the TCI Assets" which shall be the same as the Aggregate Gross Fair Market Value of the TCI Assets except that the Annualized Cash Flow of the TCI Systems and the TCI Closing Adjustments, as finally determined, shall be used in such calculations instead of the estimates at Closing, and the "Adjusted Aggregate Gross Fair Market Value of the Century Assets" which shall be the same as the Aggregate Gross Fair Market Value of the Century Assets except that the Annualized Cash Flow of the Century Systems and the Century Closing Adjustments, as finally determined, shall be used in such calculations instead of the estimates at Closing. Within 15 Business Days thereafter, Century or TCI shall contribute cash to the Partnership as provided in this Section 3.3(c):

                       (i) If the Adjusted Aggregate Gross Fair Market Value of the Century Assets divided by the sum of the Adjusted Aggregate Gross Fair Market Value of the Century Assets plus the Adjusted Aggregate Gross Fair Market Value of the TCI Assets is less than Century's Percentage Interest (as determined pursuant to the Partnership Agreement), then Century shall contribute cash to the Partnership in an amount necessary to cause the sum of the amount of such cash plus the Adjusted Aggregate Gross Fair Market Value of the Century Assets divided by the sum of such cash plus the Adjusted Aggregate Gross Fair Market Value of the Century Assets plus the Adjusted Aggregate Gross Fair Market Value of the TCI Assets to equal Century's Percentage Interest.

                       (ii) If the Adjusted Aggregate Gross Fair Market Value of the TCI Assets divided by the sum of the Adjusted Aggregate Gross Fair Market Value of the Century Assets plus the Adjusted Aggregate Gross Fair Market Value of the TCI Assets is less than TCI's Percentage Interest (as determined pursuant to the Partnership Agreement), then TCI shall contribute cash to the Partnership in an amount necessary to cause the sum of the amount of such cash plus the Adjusted Aggregate Gross Fair Market Value of the TCI Assets divided by the sum of such cash plus the Adjusted Aggregate Gross Fair Market Value of the Century Assets plus the Adjusted Aggregate Gross Fair Market Value of the TCI Assets to equal TCI's Percentage Interest.

               (d) Each of Century and TCI will provide to the other reasonable access to all records in its possession which were used in the preparation of its Initial Adjustment Certificate and Final Adjustment Certificate.

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


        3.4 Post-Closing Rate Adjustments.

               (a) If at any time after the final determination of Annualized Cash Flows and Closing Adjustments pursuant to this Agreement, it is determined pursuant to a final non-appealable order of, or pursuant to a final settlement with, the FCC or other Governmental Authority (a "Rate Determination"), that (i) any rates charged to subscribers of any Systems for services or equipment at any time during the three month period used to calculate Annualized Cash Flow were not allowable under rules and regulations promulgated by the FCC under the Communications Act, or any authoritative interpretation thereof, and (ii) that the rates to be charged by such Systems following the Closing Date must be reduced, then Annualized Cash Flow for the affected party will be recalculated to reflect the allowable rate for such time period (after taking into account as an offset any other rate increases that are available to the affected Systems at the time) and the party whose Systems' rates were decreased will promptly pay to the Partnership the amount of the decrease in Annualized Cash Flow multiplied by the TCI Cash Flow Multiple in the case of the TCI Systems or multiplied by the Century Cash Flow Multiple in the case of the Century Systems; provided that this Section 3.4(a) will not require any duplicative adjustments with respect to adjustments made under the terms set forth in SCHEDULE 1.9. Upon the happening of an event specified in this Section 3.4(a), the parties will negotiate in good faith for a period of 60 days to reach agreement on the amount of the required adjustment; provided that if TCI and Century are not able to agree on the amount of the adjustment to be made pursuant to this Section 3.4(a) within such time frame, any disputed amounts will be determined in the manner set forth in
Section 3.3(b) with respect to disputes involving the Annualized Cash Flow and Closing Adjustments. Upon agreement or final determination of the required adjustment, the party responsible for payment pursuant to this Section 3.4(a) shall promptly make such payment to the Partnership.

               (b) If pursuant to a Rate Determination that occurred prior to Closing any rates charged to subscribers of any Systems for services or equipment at any time during the three month period used to calculate Annualized Cash Flow were required to be reduced and following Closing there is another Rate Determination pursuant to which such rates are permitted to be raised following Closing, then Annualized Cash Flow for the affected party will be recalculated using an adjusted Annualized Cash Flow that reflects the increased rate that would have been permissible for such time period (after taking into account as an offset any other rate decreases that are applicable to the affected Systems at the time) and the Partnership will pay to the party whose Systems' rates were increased the amount of the increase in Annualized Cash Flow multiplied by the TCI Cash Flow Multiple in the case of the TCI Systems or multiplied by the Century Cash Flow Multiple in the case of the Century Systems; provided that this Section 3.4(b) will not require any duplicative adjustments with respect to adjustments made under the terms set forth in SCHEDULE 1.9. Upon the happening of an event specified in this Section 3.4(b), the parties will negotiate in good faith for a period of 60 days to reach agreement on the amount of the required adjustment; provided that if TCI and Century are not able to agree on the amount of the payment to be made pursuant to this Section 3.4(b) within such time frame, any disputed amounts will be determined in the manner set forth in Section 3.3(b) with respect to disputes involving the Annualized Cash Flow and Closing

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


Adjustments. Upon agreement or final determination of the required adjustment, the Partnership shall promptly make any payment that is required of it hereunder.

SECTION 4. ASSUMED LIABILITIES AND EXCLUDED ASSETS

        4.1 Assumed Obligations and Liabilities. As of the Closing Time, the Partnership will assume and after the Closing Time, the Partnership will pay, discharge and perform the following (the "Assumed Obligations and Liabilities"):
(a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the Assets assigned and transferred to the Partnership at the Closing; (b) those obligations and liabilities of TCI and Century to customers of their respective Cable Businesses for (i) subscriber deposits related to the Systems held by TCI or Century as of the Closing Time in the amount for which TCI or Century received credit under Section 3.2 and (ii) customer, advertising and other advance payments held by TCI or Century as of the Closing Time in the amount for which TCI or Century received credit under
Section 3.2; (c) all other obligations and liabilities accruing and relating to the Cable Businesses prior to the Closing Time in respect of which TCI or Century received a credit pursuant to Section 3.2; (d) the TCI Permitted Debt and the Century Permitted Debt and (e) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of the Partnership's ownership of the Assets or operation of the Systems after the Closing Time, except to the extent that such obligations or liabilities relate to any TCI Excluded Asset or Century Excluded Asset. All obligations and liabilities, contingent, fixed or otherwise, arising out of or relating to the Assets or the Systems other than the Assumed Obligations and Liabilities will remain and be the obligations and liabilities solely of TCI or Century, as the case may be, including any obligation, liability or claim relating to or arising pursuant to (x) rate refunds to subscribers of their Systems with respect to rates charged to such subscribers during periods through and including the Closing Time, (y) litigation commenced prior to, or related to an event occurring at any time prior to the Closing Time, or (z) any TCI Excluded Asset or Century Excluded Asset.

        4.2 TCI Excluded Assets. "TCI Excluded Assets" means all: (a) programming (including cable guide Contracts) and retransmission consent Contracts of TCI (other than those listed on SCHEDULE 1.63 (TCI System Contracts) and not designated as a TCI Excluded Asset; (b) TCI Plans; (c) insurance policies of TCI and rights and claims thereunder (except as otherwise provided in Section 12.16); (d) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of TCI; (e) cash and cash equivalents and notes receivable of TCI;
(f) TCI's trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 7.11; (g) subscriber billing Contracts and related leased equipment and software of TCI, even if listed on any Schedule to this Agreement but subject to Section 7.12; (h) all contracts and related accounts receivable for providing DMX service to commercial accounts via direct broadcast satellite even if listed on any Schedule to this Agreement;
(i) all TCI Contracts relating to national advertising sales representation, including Contracts with National Cable Communications or Cable Networks, Inc.;
(j) all agreements pursuant to which TCI has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any TCI Asset

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other than intercompany agreements evidencing TCI Permitted Debt; (k) any claims, rights or choses in action of TCI related to the period prior to the Closing Time (other than customer and advertising accounts receivable), including, without limitation, any Litigation and the proceeds thereof and any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or payments of any nature for the periods prior to the Closing Time, including copyright fees; (l) any books and records that TCI is required by any Legal Requirement to retain and any books of account, tax reports and returns and the like related to the TCI Systems; provided that copies of such books and records will be made available to the Partnership for a period of three years (and six years in the case of tax reports and returns and underlying books and records, although in the case of underlying books and records, the parties acknowledge that they are not retained for periods for which an IRS field examination has been completed) from the Closing Date upon reasonable request; (m) TCI's corporate records and other books and records related to internal corporate matters and financial relationships with TCI's lenders and affiliates; (n) any employment, union, collective bargaining, compensation, bonus, deferred compensation, noncompetition, confidentiality, consulting, agency or management agreements of TCI other than those listed on
SCHEDULE 1.63; (o) all documents, reports and records relating to the employees of the TCI Systems; provided that copies of such books and records will be made available to the Partnership for a period of three years from the Closing Date upon reasonable request by the Partnership accompanied by a waiver and release from the employee whose records are sought in form and substance reasonably satisfactory to TCI; (p) any agreement, right, asset or property owned, leased or held by TCI or its affiliates that is not used or held for use primarily in connection with the operation of the TCI Systems; (q) TCI's rights under the @Home Distribution Agreement (as defined in the Partnership Agreement), it being agreed that the parties' rights and obligations with respect thereto shall be as specified in the Partnership Agreement; (r) any assets, properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description related to the Riverside, California cable television system (the "Riverside System") that Century is acquiring from American Cable TV Investors 5, Ltd. ("ACT 5"), pursuant to that certain Asset Purchase Agreement dated as of August 12, 1998, by and between Act 5, as seller and Century Communications Corp., a Texas corporation, as buyer, relating to the cable television system servicing the Riverside, California, area (the "Riverside Agreement"), even if listed on any Schedule to this Agreement; and (s) rights, assets and properties described on SCHEDULE 4.2.

        4.3 Century Excluded Assets. "Century Excluded Assets" means all: (a) programming (including cable guide Contracts) and retransmission consent Contracts of Century (other than those listed on SCHEDULE 1.17 (Century System Contracts) and not designated as a Century Excluded Asset; (b) Century Plans;
(c) insurance policies of Century and rights and claims thereunder (except as otherwise provided in Section 12.16); (d) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of Century; (e) cash and cash equivalents and notes receivable of Century; (f) Century's trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 7.11; (g) subscriber billing Contracts and related leased equipment and software of Century, even if listed on any Schedule to this Agreement but subject to
Section 7.12; (h) all Century Contracts relating to national advertising sales representation; (i) all agreements pursuant to which Century has created,

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incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any Century Asset other than intercompany agreements evidencing Century Permitted Debt; (j) any claims, rights or choses in action of Century related to the period prior to the Closing Time (other than customer and advertising accounts receivable), including, without limitation, any Litigation and the proceeds thereof and any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or payments of any nature for the periods prior to the Closing Time, including copyright fees; (k) any books and records that Century is required by any Legal Requirement to retain and any books of account, tax reports and returns and the like related to the Century Systems; provided that copies of such books and records will be made available to the Partnership for a period of three years (and six years in the case of tax reports and returns and underlying books and records, although in the case of underlying books and records, the parties acknowledge that they are not retained for periods for which an IRS field examination has been completed) from the Closing Date upon reasonable request; (l) Century's corporate minute books and other books and records related to internal corporate matters and financial relationships with Century's lenders and affiliates; (m) any employment, union, collective bargaining, compensation, bonus, deferred compensation, noncompetition, confidentiality, consulting, agency or management agreements of Century other than those listed on SCHEDULE 1.17; (n) any agreement, right, asset or property owned, leased or held by Century that is not used or held for use primarily in connection with the operation of the Century Systems; (o) all documents, reports and records relating to the employees of the Century Systems; provided that copies of such books and records will be made available to the Partnership for a period of three years from the Closing Date upon reasonable request by the Partnership accompanied by a waiver and release from the employee whose records are sought in form and substance reasonably satisfactory to Century; (p) the @Home Distribution Agreement dated as of May 1, 1998 by and between At Home Corporation and Century Communications Corp.; and (q) rights, assets and properties described on SCHEDULE 4.3.

SECTION 5. CENTURY'S REPRESENTATIONS AND WARRANTIES

        Century represents and warrants to TCI and the Partnership as of the date of this Agreement (or, if a different date is specified in this Section 5 or in the Century Schedules, as of such specified date) as follows:

        5.1 Organization and Qualification of Century. Century Exchange is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; Century BA is a corporation duly organized, validly existing and in good standing under the laws of Delaware; Century CNC is a corporation duly organized, validly existing and in good standing under the laws of the State of California; Franem is a California general partnership, the general partner of which is Citizens; Century CSC is a corporation duly organized, validly existing and in good standing under the laws of the State of California; Century SCT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Century VCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and Citizens is a joint venture, the venturers of which are Century Telecommunications Venture Corp. and Citizens Cable Company, each of which is a corporation

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duly organized, validly existing and in good standing under the laws of the
State of Delaware. Each Century Party (a) has all requisite corporate, partnership or limited liability company power and authority to own, lease and use the Century Assets and to conduct Century's Cable Business as it is currently conducted and (b) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the Century Assets owned, leased or used by it or the nature of its activities in connection with the Century Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of Century's Cable Business, the Century Assets or Century Systems or on the ability of any of them to perform its obligations under this Agreement. The U.S. taxpayer identification numbers of the Century Parties are listed on SCHEDULE 5.1.

        5.2 Authority and Validity. Each Century Party has all requisite corporate, partnership or limited liability company power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which it is a party. The execution and delivery by each Century Party, the performance by each of them under, and the consummation by each of them of the transactions contemplated by, this Agreement and the Transaction Documents to which they are a party have been duly and validly authorized by all required corporate, partnership or limited liability company action by or on behalf of them. This Agreement has been, and when executed and delivered by the Century Parties the Transaction Documents will be, duly and validly executed and delivered by each applicable Century Party and the valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

        5.3 No Conflict; Required Consents. Except for, and subject to receipt of, the Century Required Consents, all of which are listed on SCHEDULE 5.3, the TCI Required Consents, and the notification and expiration or earlier termination of the waiting period under the HSR Act, the execution and delivery by each of the Century Parties, the performance of each of them under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which each is a party do not and will not: (a) conflict with or violate any provision of its charter, bylaws, partnership or limited liability company agreement; (b) violate any provision of any Legal Requirement;
(c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Century under, (iv) result in the creation or imposition of any Lien under any Century System Franchise, Century System License or any Century System Contract or other instrument evidencing any of the Century Assets or by which it or any of its assets is bound or affected, except for purposes of clauses (c) and

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(d) such consents, approvals, authorizations and filings that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any Century System, Century's Cable Business or on its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

        5.4 Assets.

               (a) Century has good and valid title to (or, in the case of Assets that are leased, valid leasehold interests in) the Century Assets or in the case of the Riverside System, if the Riverside Closing occurs prior to the Closing, will have such good and valid title as of the Closing Date (other than Century Owned Property, Century Leased Property and Century Other Real Property Interests, as to which representations and warranties in Section 5.6 apply). The Century Assets are free and clear of all Liens, except (i) Permitted Liens and
(ii) Liens described on SCHEDULE 5.4, all of which Liens on SCHEDULE 5.4 will be terminated, released or, in the case of the rights of first refusal listed on
SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. SCHEDULE 1.20 lists the principal items of Century Tangible Personal Property as of the date specified on such Schedule, or if no date is specified, as of the date of this Agreement. Except as described on SCHEDULE 1.20 (Century Tangible Personal Property), the Century Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

               (b) Except for items included in the Century Excluded Assets, the Century Assets constitute all the assets necessary to permit the Partnership to conduct Century's Cable Business and to operate the Century Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, Century System Contracts, Century System Licenses and Century System Franchises and to perform all of the Assumed Obligations and Liabilities as they relate to the Century Systems.

        5.5 Century System Franchises, Century System Licenses, Century System Contracts and Century Other Real Property Interests.

               (a) Except for the agreements listed on SCHEDULES 1.12 (Century Leased Property), 1.14 (Century Other Real Property Interests), 1.17 (Century System Contracts), 1.18 (Century System Franchises) and 1.19 (Century System Licenses), or as described on SCHEDULE 4.3 (Century Excluded Assets) or otherwise included in the definition of Century Excluded Assets, Century is not bound or affected by any of the following that relate primarily or in whole to Century's Cable Business: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements, rights of access, underground conduit agreements, crossing agreements or other interests in real property; (v) pole line or attachment agreements; (vi) multiple dwelling unit agreements, including bulk agreements, and commercial service agreements; provided that only a listing of the addresses of such units is attached, it being acknowledged by TCI that written

                                     - 25 -


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agreements do not exist with respect to all such units; (vii) agreements pursuant to which the Century Systems receive or provide advertising sales representation services; (viii) agreements pursuant to which a Century System has constructed or agreed to construct for third parties an institutional network or otherwise provides to third parties telecommunications services other than one-way video; (ix) agreements pursuant to which the Systems receive or have contracted to receive any Non- TV Products and Services; (x) construction and development agreements (other than installation agreements where services are provided in the ordinary course of business on an as-needed basis); or (xi) Contracts relating to the operation of Century's Cable Business other than those described in any other clause of this Section which contemplate payments by or to Century in any 12-month period exceeding $25,000 individually or $150,000 in the aggregate or that have a remaining term of two years or more as of the Closing Date. Except as described on the Schedules to this Agreement, no Affiliate of Century is a party to any documents listed on such Schedules.

               (b) Complete and correct copies of the Century System Franchises and Century System Licenses have been delivered by Century to TCI. Except as set forth on SCHEDULE 1.18 (Century System Franchises), the Century System Franchises contain all of the commitments and obligations of Century to the applicable Governmental Authority granting such Franchises with respect to the construction, ownership and operation of the Century Systems. The Century System Franchises and Century System Licenses are currently in full force and effect and are valid and enforceable under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or, to Century's Knowledge, investigation, pending or to Century's Knowledge threatened, to terminate, suspend or modify any Century System Franchise or any Century System License and Century is in material compliance with the terms and conditions of all the Century System Franchises and Century System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Century System Franchises and Century System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. All areas served by the Century Systems are served pursuant to one of the Century Franchises except as set forth on SCHEDULE 1.18.

               (c) Except as set forth on SCHEDULE 1.14, complete and correct copies of all Century System Contracts required to be listed on Century's Schedules (including all Contracts relating to Leased Property and Other Real Property Interests described on SCHEDULE 1.14) have been provided to TCI. Such documents constitute the entire agreement with the other party. Except as set forth on SCHEDULE 1.14, each such Century System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Century and Century is not and to Century's Knowledge, each other party thereto is not in breach or default of any material terms or conditions thereunder.

        5.6 Real Property. All Century Assets consisting of Century Owned Property, Century Leased Property and material Century Other Real Property Interests are described on SCHEDULES 1.12 (Century Leased Property), 1.14 (Century Other Real Property Interests) and 1.15 (Century Owned Property), including address and use for each such real property interest. Except as otherwise

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disclosed on SCHEDULE 1.15 (Century Owned Property), Century holds title to the
Century Owned Property free and clear of all Liens or in the case of the Riverside System, if the Riverside Closing occurs prior to the Closing, will hold such title as of the Closing Date (except (i) Permitted Liens and (ii) Liens described on SCHEDULE 5.4, all of which Liens on SCHEDULE 5.4 will be terminated, released or, in the case of the rights of first refusal listed on
SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing) and has the valid and enforceable right to use and possess such Century Owned Property, or in the case of the Riverside System, if the Riverside Closing occurs prior to the Closing, will have such right(s) as of the Closing Date, subject only to the above-referenced Liens. Except as otherwise disclosed on SCHEDULES 1.12 (Century Leased Property) and 1.14 (Century Other Real Property Interests), Century has valid and enforceable leasehold interests in all Century Leased Property and, with respect to Century Other Real Property Interests, has valid and enforceable rights to use such Century Other Real Property Interests, or in the case of the Riverside System, if the Riverside Closing occurs prior to the Closing, will have such right(s) as of the Closing Date, in each case subject only to the above-referenced Liens. Except as disclosed on SCHEDULE 1.20 and except for ordinary wear and tear and routine repairs, all of the material improvements, leasehold improvements and the premises of the Century Owned Property and the premises demised under the leases and other documents evidencing the Century Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of Century Owned Property and each parcel of Century Leased Property and any improvements thereon and their current use (x) has access to and over public streets or private streets for which Century has a valid right of ingress and egress, (y) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (z) conforms in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel. Except where the failure of the representations made in this sentence to be true and correct would not have a material adverse effect on the Century Assets or Century's Cable Business, all buildings, towers, guy wires and anchors, headend equipment, earth- receiving dishes and related facilities used in the operations of the Century Systems and included in the Century Assets are located entirely on Century Owned Property or Century Leased Property or other real property in which Century has a Century Other Real Property Interest and are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements.

        5.7 Environmental.

               (a) To Century's Knowledge, the Century Owned Property and Century Leased Property comply in all material respects with and have previously been operated in compliance in all material respects with all Environmental Laws. Except as disclosed on SCHEDULE 5.7, Century has not, either directly or indirectly (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any Century Owned Property or Century Leased Property, (ii) transported any Hazardous Substances to or from any Century Owned Property or Century Leased Property or (iii) undertaken or caused to be undertaken any other activities relating to the Century Owned Property or Century Leased Property, which could reasonably give rise to any liability under any Environmental Law

                                     - 27 -

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and, to Century's Knowledge, no other present or previous owner, tenant, occupant or user of any Century Owned Property or Century Leased Property or any other Person has committed or suffered any of the foregoing. To Century's Knowledge, no release of Hazardous Substances outside the Century Owned Property or Century Leased Property has entered or threatens to enter any Century Owned Property or Century Leased Property, nor is there any pending or threatened Litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any Century Owned Property or Century Leased Property. No Litigation based on Environmental Laws which relates to any Century Owned Property or Century Leased Property or any operations or conditions on it (y) has been asserted or conducted in the past or is currently pending against or with respect to Century or, to Century's Knowledge, any other Person or (z) to Century's Knowledge, is threatened or contemplated.

               (b) Except as disclosed on SCHEDULE 5.7, to Century's Knowledge,
(i) no aboveground or underground storage tanks are currently or have been located on any Century Owned Property or Century Leased Property, (ii) no Century Owned Property or Century Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure on any Century Owned Property or Century Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

               (c) Century has provided TCI with complete and correct copies of
(i) all studies, reports, surveys or other written materials in Century's possession relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the Century Owned Property or Century Leased Property, (ii) all notices (other than general notices made by general publication) or other materials in Century's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Century Owned Property or Century Leased Property or activities at the Century Owned Property or Century Leased Property and (iii) all materials in Century's possession relating to any Litigation or allegation by any private third party concerning any Environmental Law.

        5.8 Compliance with Legal Requirements.

               (a) The ownership, leasing and use of the Century Assets as they are currently owned, leased and used and the conduct of Century's Cable Business and the operation of the Century Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in Sections 5.7, 5.8(d) and 5.13, as to which the representations and warranties set forth in those subsections shall apply), including (i) the Communications Act, (ii) Section 111 of the U.S. Copyright Act of 1976 and the applicable U.S. Copyright Office rules and regulations promulgated thereunder (the "Copyright Act") and (iii) all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Century Assets, the Century Systems and Century's Cable Business. Except as disclosed on SCHEDULE
5.8 Century has received no written

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notice of any violation by Century or Century's Cable Business of any Legal
Requirement applicable to the operation of Century's Cable Business as currently conducted, or the Century Systems as currently operated and to Century's Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for a finding by any Governmental Authority of any such violation.

               (b) A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all Century System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

               (c) Except as set forth in SCHEDULE 5.8, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (A) challenging the right of the Century Systems to carry any television broadcast station or deliver the same or
(B) claiming that any Century System has failed to carry a television broadcast station required to be carried pursuant to the Communications Act or has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Communications Act; (ii) all necessary Federal Aviation Administration ("FAA") approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Century Systems and are listed in SCHEDULE 5.8, and such towers are being operated in compliance in all material respects with applicable FCC and FAA rules; and (iii) Century has received no written notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and except as set forth in its System Franchises, Century has not agreed with any Governmental Authority to establish customer service standards that exceed the FCC standards promulgated pursuant to the 1992 Cable Act.

               (d) Notwithstanding the foregoing, to Century's Knowledge, each Century System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the rates and other fees charged to subscribers of Century's Cable Business. Century has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, to the extent such rates are or were subject to regulation at such time by any Governmental Authority, including any local franchising authority and/or the FCC. Notwithstanding the foregoing, Century makes no representation or warranty that any of its rates that are not subject to rate regulation would be allowable if such rates were subject to regulation and makes no representation or warranty that the rates charged to subscribers would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the Closing Date. Century has delivered to TCI complete and correct copies of all FCC Forms and other information reasonably requested by TCI relating to rate regulation generally or specific rates charged to subscribers with respect to the Century Systems. Except as set forth on SCHEDULE 5.8, Century has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Century Systems (a "Cost of Service Election").

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Except as set forth in SCHEDULE 5.8, Century has not entered into and is not subject to any so-called social contract or proposed resolution with the FCC or any local franchise authority with respect to rates charged for cable television services in the Century Systems and is not currently negotiating or anticipating entering into or being subject to the same. Except as otherwise described on
SCHEDULE 5.8, as of the date of this Agreement, (i) to the Knowledge of Century, there are no outstanding or unresolved proceedings or investigations (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the Century Systems can charge (whether for programming, equipment, installation, service or otherwise) including appeals, (ii) no cable television system included in the Century Systems is subject to any currently effective order issued by a Governmental Authority that reduced the rates that it may charge (whether for programming, equipment, installation, service, or otherwise), (iii) no local franchising authority has been certified by the FCC as a rate regulating authority with respect to any of the Century Systems, and (iv) there is no unresolved complaint pending with respect to the CPST tier of any Century System and no rate order with respect to the Century Systems that is being appealed.

               (e) The Century Systems that serve more than 10,000 subscribers will have emergency alert capability as required by the FCC prior to January 1, 1999 or such later date as may hereafter be specified by the FCC.

        5.9 Patents, Trademarks and Copyrights. Century has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and has paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the Century Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in
Section 111 of the Copyright Act. To Century's Knowledge, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by Century with respect to the Century Systems. Century has delivered to TCI complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to Century's Cable Business. Century does not possess any patent, patent right, trademark or copyright related to or material to the operation of the Century Systems and Century is not a party to any license or royalty agreement with respect to any such patent, patent right, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act applicable to cable television systems generally. The Century Systems and Century's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

        5.10 Financial Statements; Undisclosed Liabilities; Absence of Certain Changes or Events. Century has delivered to TCI complete and correct copies of its (a) unaudited balance sheets of Century and related statements of income, stockholders' equity and cash flows for and as of the fiscal year ended May 31, 1997, including all notes and schedules thereto and (b) unaudited balance sheets and the related unaudited statements of income for each quarter ending after May 31, 1997 (all of

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such financial statements and notes being hereinafter referred to as "Century's
Financial Statements"). Century's Financial Statements are in accordance with the books and records of Century, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and, except as may be described therein, present fairly the financial condition of Century with respect to the Century Systems at the dates and for the periods indicated, subject, in the case of unaudited Century Financial Statements, only to standard year-end adjustments and the omission of footnotes. The unaudited Balance Sheet as of February 28, 1998 of Century is herein called "Century Balance Sheet." At the date of the Century Balance Sheet, Century had no material liabilities with respect to the Century Systems required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the Century Balance Sheet, other than liabilities as set forth on SCHEDULE 5.10. Except as set forth on SCHEDULE 5.10, since November 30, 1997: (x) Century has not incurred any obligation or liability (contingent or otherwise) with respect to the Systems, except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to Century's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition of Century or the results of operations of Century's Cable Business; (y) there has been no material adverse change in the Century Assets comprising any Century System or in the business, condition, financial or otherwise, or liabilities of Century's Cable Business or any Century System and, to Century's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (z) Century's Cable Business has been conducted only in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the impact of general economic conditions (including changes in capital and financial markets), governmental legislation and regulations and other events which affect the cable industry as a whole in the State of California or the United States, shall not be considered in determining whether there has been a material adverse change in the business, condition, financial or otherwise or liabilities of Century's Cable Business or any Century System or the Century Assets.

        5.11 Litigation. Except as set forth in SCHEDULE 5.11: (a) there is no Litigation pending or, to Century's Knowledge, threatened, and to Century's Knowledge, there is no investigation pending or threatened, by or before any Governmental Authority or private arbitration tribunal against Century which, if adversely determined, would materially adversely affect the financial condition or operations of Century's Cable Business, Century Systems, the Century Assets or the ability of Century to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Century System Franchises, Century System Licenses, Century System Contracts or leases or other documents evidencing the Century Leased Property or the Century Other Real Property Interests; and (b) there is not in existence any Judgment requiring Century to take any action of any kind with respect to the Century Assets or the operation of the Century Systems, or to which Century (with respect to the Century Systems), the Century Systems or the Century Assets are subject or by which they are bound or affected.

        5.12 Tax Returns; Other Reports. Century has duly and timely filed in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by Century,

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and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect or result in the imposition of a Lien upon the Century Assets or that could impose on the Partnership any transferee liability for any Taxes due or to become due from Century, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Century has received no notice of, nor does Century have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the Century Assets.

        5.13 Employment Matters.

               (a) SCHEDULE 5.13(A) contains a complete and correct list of the names and positions of all employees engaged principally in Century's Cable Business as of the date set forth on SCHEDULE 5.13(A). Century has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 'SS'2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

               (b) Each employee benefit plan (as defined in Section 3(3) of ERISA) or any multi-employer plan (as defined in Section 3(37) of ERISA) with respect to which Century or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of Century or any of its ERISA Affiliates participate is set forth in SCHEDULE 5.13 (the "Century Plans"). Except as disclosed on SCHEDULE 5.13(A), neither Century, any of its ERISA Affiliates nor any Century Plan is in material violation of any provision of the United States Internal Revenue Code, as amended (the "Code") or ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Century Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any Century Plan which reasonably could result in material liability to Century or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any of the Century Plans. After the Closing, the Partnership will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by Century or any of its ERISA Affiliates.

               (c) Except as set forth on SCHEDULE 5.13, there are no union or collective bargaining agreements applicable to any Person employed by Century that renders services in connection with the Century Systems and Century has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Century, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by Century that renders services in connection with the Century Systems. Except as described on SCHEDULE 5.13, Century

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has no employment Contracts, either written or oral, with any employee of the
Century Systems and none of the employment Contracts or other agreements listed on SCHEDULE 5.13 requires Century or will require the Partnership to employ any Person after the Closing Time.

        5.14 Century Systems Information. SCHEDULE 5.14 sets forth a materially true and accurate description of the following information relating to Century's Cable Business, as of the date specified in SCHEDULE 5.14 or, if no date is specified, as of August 20, 1998:

               (a) the approximate number of miles (both underground and aerial) of plant included in the Century Assets;

               (b) the number of Equivalent Basic Subscribers (including the number that are individually billed and the number that are bulk-billed) served by the Century Systems for each Century System service area (by franchise area or community);

               (c) the approximate number of single family homes and residential dwelling units passed by the Century Systems;

               (d) a description of basic and optional or tier services available from the Century Systems, the rates charged by Century for each and the number of customers receiving each optional or tier service;

               (e) the stations and signals carried by the Century Systems and the channel position of each such signal and station and the basis for carriage of all television broadcast signals; and

               (f) the cities, towns, villages, townships, boroughs, counties or other communities served by the Century Systems (with or without the requirement of a franchise).

        5.15 Accounts Receivable. Century's accounts receivable for its Cable Business are actual and bona fide receivables representing obligations for the total dollar amount of such receivables, as shown on the books of Century, that resulted from the regular course of Century's Cable Business. Such receivables are subject to no offset or reduction of any nature, except for a reserve for uncollectible amounts consistent with the reserve established by Century in Century's Financial Statements and those credits or reductions to such accounts made in the ordinary course of business.

        5.16 Bonds; Letters of Credit. Except as set forth on SCHEDULE 5.16, there are no franchise, construction, fidelity, performance, or other bonds, guaranties in lieu of bonds or letters of credit posted by Century in connection with its operation or ownership of any of the Century Systems or Century Assets.

        5.17 Finders and Brokers. Century has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or

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commission in connection with the transactions contemplated by this Agreement for which TCI or the Partnership could be liable.

        5.18 Wireless Business; @Home.

               (a) At the time of Closing and immediately thereafter, the Partnership will not be engaged in any "Competitive Activities." For purposes of this Section 5.18, the term "Competitive Activities" means to bid on, acquire or, directly or indirectly, own, manage, operate, join, control or finance, or participate in the management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, beneficial owner of an interest in any Person or otherwise with, or use or permit its name to be used in connection with, any business or enterprise which (1) engages in the bidding for an acquisition of any wireless business license or engages in any wireless business, or (2) provides, offers, promotes or brands wireless telecommunications services; provided, however, that in no event shall the term "Competitive Activities" include any video entertainment distribution business delivered by wireline, microwave or satellite, LMDS or otherwise.

               (b) At the time of Closing and immediately thereafter, the Partnership will not be engaged in, or have any ownership interest in any entity engaged in, the business of providing an Internet Backbone Service (as defined in the Partnership Agreement). The Century Assets do not include any equity interest in any Person that owns or conducts an Internet Backbone Service.

SECTION 6. TCI'S REPRESENTATIONS AND WARRANTIES

        TCI represents and warrants to Century and the Partnership as of the date of this Agreement (or, if a different date is specified in this Section 6 or in the TCI Schedules, as of such specified date) as follows.

        6.1 Organization and Qualification of TCI. CVA/SM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Baldwin is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; UCTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; TCI California and UCT LA are corporations duly organized, validly existing and in good standing under the laws of the State of California; and TCI LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of CVA/SM, Baldwin, UCTC, UCT LA, TCI California and TCI LLC (a) has all requisite corporate or limited liability company power and authority to own, lease and use the TCI Assets owned, leased or used by it and to conduct that portion of TCI's Cable Business owned by it as it is currently conducted and (b) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the TCI Assets owned, leased or used by it or the nature of its activities in connection with the TCI Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of TCI's Cable

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Business, the TCI Assets or TCI Systems or on the ability of any of them to perform its obligations under this Agreement. The U.S. taxpayer identification numbers of the TCI Parties are listed on SCHEDULE 6.1.

        6.2 Authority and Validity. Each of CVA/SM, Baldwin, UCTC, UCT LA, TCI California and TCI LLC has all requisite corporate or limited liability company power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which it is a party. The execution and delivery by each of CVA/SM, Baldwin, UCTC, UCT LA, TCI California and TCI LLC, the performance by each of them under, and the consummation by each of them of the transactions contemplated by, this Agreement and the Transaction Documents to which they are a party have been duly and validly authorized by all required corporate or limited liability company action by or on behalf of them. This Agreement has been, and when executed and delivered by each of CVA/SM, Baldwin, UCTC, UCT LA, TCI California and TCI LLC the Transaction Documents will be, duly and validly executed and delivered by each of them and the valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

        6.3 No Conflict; Required Consents. Except for, and subject to receipt of, the TCI Required Consents, all of which are listed on SCHEDULE 6.3, the Century Required Consents, and the notification and expiration or earlier termination of the waiting period under the HSR Act, the execution and delivery by each of CVA/SM, Baldwin, UCTC, UCT LA, TCI California and TCI LLC, the performance of each of them under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which each is a party do not and will not: (a) conflict with or violate any provision of its charter or bylaws or limited liability company agreement; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) its performance under, (iv) result in the creation or imposition of any Lien under any TCI System Franchise, TCI System License or any TCI System Contract or other instrument evidencing any of the TCI Assets to which it is a party or by which it or any of its assets is bound or affected, except for purposes of clauses (c) and (d) such consents, approvals, authorizations and filings, that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any TCI System, TCI's Cable Business or on its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

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        6.4 Assets.

               (a) TCI has good and valid title to (or, in the case of Assets that are leased, valid leasehold interests in) the TCI Assets (other than TCI Owned Property, TCI Leased Property and TCI Other Real Property Interests, as to which representations and warranties in Section 6.6 apply). The TCI Assets are free and clear of all Liens, except (i) Permitted Liens and (ii) Liens described on SCHEDULE 6.4, all of which Liens on SCHEDULE 6.4 will be terminated, released or, in the case of the rights of first refusal listed on SCHEDULE 6.4, waived, as appropriate, at or prior to the Closing. SCHEDULE 1.66 lists the principal items of TCI Tangible Personal Property as of the date specified on such Schedule, or if no date is specified, as of the date of this Agreement. Except as described on SCHEDULE 1.66 (TCI Tangible Personal Property), the TCI Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

               (b) Except for items included in the TCI Excluded Assets, the TCI Assets constitute all the assets necessary to permit the Partnership to conduct TCI's Cable Business and to operate the TCI Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, TCI System Contracts, TCI System Licenses and TCI System Franchises and to perform all of the Assumed Obligations and Liabilities as they relate to the TCI Systems.

               (c) Except as disclosed on SCHEDULE 6.4, to the Knowledge of TCI, no third party has been granted or applied for a cable television franchise or is providing or intending to provide multichannel video programming, other than programming by direct broadcast satellite, in any of the communities or unincorporated areas currently served by TCI's Cable Business.

        6.5 TCI System Franchises, TCI System Licenses, TCI System Contracts and TCI Other Real Property Interests.

               (a) Except for the agreements listed on SCHEDULES 1.58 (TCI Leased Property), 1.60 (TCI Other Real Property Interests), 1.63 (TCI System Contracts), 1.64 (TCI System Franchises) and 1.65 (TCI System Licenses) or as described on SCHEDULE 4.2 (TCI Excluded Assets) or otherwise included in the definition of TCI Excluded Assets, TCI is not bound or affected by any of the following that relate primarily or in whole to TCI's Cable Business: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect;
(iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements, rights of access, underground conduit agreements, crossing agreements or other interests in real property; (v) pole line or attachment agreements; (vi) multiple dwelling unit agreements, including bulk agreements, and commercial service agreements; provided that only a listing of the addresses of such units is attached, it being acknowledged by Century that written agreements do not exist with respect to all such units; (vii) agreements pursuant to which the TCI Systems receive or provide advertising sales representation services; (viii) agreements pursuant to which a TCI System has constructed or agreed to construct for third parties an institutional network or otherwise provide to third parties

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telecommunications services other than one-way video; (ix) agreements pursuant to which the Systems receive or have contracted to receive any Non-TV Products and Services; (x) construction and development agreements (other than installation agreements where services are provided in the ordinary course of business on an as-needed basis); or (xi) Contracts relating to the operation of TCI's Cable Business other than those described in any other clause of this Section which contemplate payments by or to TCI in any 12-month period exceeding $25,000 individually or $150,000 in the aggregate or that have a remaining term of two years or more as of the Closing Date. Except as described on the Schedules to this Agreement, no Affiliate of TCI is a party to any documents listed on such Schedules.

               (b) Except as set forth on SCHEDULE 1.63, complete and correct copies of the TCI System Franchises and TCI System Licenses have been delivered by TCI to Century. Except as set forth on SCHEDULE 1.64 (TCI System Franchises), the TCI System Franchises contain all of the commitments and obligations of TCI to the applicable Governmental Authority granting such Franchises with respect to the construction, ownership and operation of the TCI Systems. The TCI System Franchises and TCI System Licenses are currently in full force and effect and are valid and enforceable under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or, to TCI's Knowledge, investigation, pending or to TCI's Knowledge threatened, to terminate, suspend or modify any TCI System Franchise or TCI System License and TCI is in material compliance with the terms and conditions of all the TCI System Franchises and TCI System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the TCI System Franchises and TCI System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. All areas served by the TCI Systems are served pursuant to one of the TCI Franchises except as set forth on SCHEDULE 1.64.

               (c) Except as disclosed on SCHEDULES 1.58, 1.60, 1.63 AND 1.64, complete and correct copies of all TCI System Contracts required to be listed on TCI's Schedules (including all Contracts relating to Leased Property and Other Real Property Interests described on SCHEDULES 1.58 AND 1.60) have been provided to Century. Such documents constitute the entire agreement with the other party. Except as disclosed on SCHEDULES 1.58, 1.60, 1.63 AND 1.64, each such TCI System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of TCI and TCI is not and to TCI's Knowledge, each other party thereto is not in breach or default of any material terms or conditions thereunder.

        6.6 Real Property. All TCI Assets consisting of TCI Owned Property, TCI Leased Property and material TCI Other Real Property Interests are described on SCHEDULES 1.58 (TCI Leased Property), 1.60 (TCI Other Real Property Interests) and 1.61 (TCI Owned Property), including address and use for each such real property interest. Except as otherwise disclosed on SCHEDULE 1.61 (TCI Owned Property), TCI holds title to the TCI Owned Property free and clear of all Liens (except (i) Permitted Liens and (ii) Liens described on SCHEDULE 6.4, all of which Liens on SCHEDULE 6.4 will be terminated, released or, in the case of the rights of first refusal listed on SCHEDULE 6.4, waived, as appropriate, at or prior to the Closing) and has the valid and enforceable

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right to use and possess such TCI Owned Property, subject only to the above-referenced Liens. Except as otherwise disclosed on SCHEDULES 1.58 (TCI Leased Property) and 1.60 (TCI Other Real Property Interests); TCI has valid and enforceable leasehold interests in all TCI Leased Property and, with respect to TCI Other Real Property Interests, has valid and enforceable rights to use all TCI Other Real Property Interests subject, in each case subject only to the above-referenced Liens. Except as disclosed on SCHEDULE 1.66, and except for ordinary wear and tear and routine repairs, all of the material improvements, leasehold improvements and the premises of the TCI Owned Property and the premises demised under the leases and other documents evidencing the TCI Leased Property are in good condition and repair and are suitable for the purposes used. Each parcel of TCI Owned Property and each parcel of TCI Leased Property and any improvements thereon and their current use (x) has access to and over public streets or private streets for which TCI has a valid right of ingress and egress, (y) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (z) conforms in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel. Except where the failure of the representations made in this sentence to be true and correct would not have a material adverse effect on the TCI Assets or TCI's Cable Business, all buildings, towers, guy wires and anchors, headend equipment, earth-receiving dishes and related facilities used in the operations of the TCI Systems and included in the TCI Assets are located entirely on TCI Owned Property or TCI Leased Property or other real property in which TCI has a TCI Other Real Property Interest and are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements.

        6.7 Environmental.

               (a) To TCI's Knowledge, the TCI Owned Property and TCI Leased Property comply in all material respects with and has previously been operated in compliance in all material respects with all Environmental Laws. Except as disclosed on SCHEDULE 6.7, TCI has not either directly or indirectly (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any TCI Owned Property or TCI Leased Property, (ii) transported any Hazardous Substances to or from any TCI Owned Property or TCI Leased Property or (iii) undertaken or caused to be undertaken any other activities relating to the TCI Owned Property or TCI Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to TCI's Knowledge, no other present or previous owner, tenant, occupant or user of any TCI Owned Property or TCI Leased Property or any other Person has committed or suffered any of the foregoing. To TCI's Knowledge, no release of Hazardous Substances outside the TCI Owned Property or TCI Leased Property has entered or threatens to enter any TCI Owned Property or TCI Leased Property, nor is there any pending or threatened Litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any TCI Owned Property or TCI Leased Property. No Litigation based on Environmental Laws which relates to any TCI Owned Property or TCI Leased Property or any operations or conditions on it (y) has been asserted or

                                     - 38 -

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conducted in the past or is currently pending against or with respect to TCI or, to TCI's Knowledge, any other Person, or (z) to TCI's Knowledge, is threatened or contemplated.

               (b) Except as disclosed on SCHEDULE 6.7, to TCI's Knowledge, (i) no aboveground or underground storage tanks are currently or have been located on any TCI Owned Property or TCI Leased Property, (ii) no TCI Owned Property or TCI Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure on any TCI Owned Property or TCI Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

               (c) TCI has provided Century with complete and correct copies of
(i) all studies, reports, surveys or other written materials in TCI's possession relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the TCI Owned Property or TCI Leased Property, (ii) all notices (other than general notices made by general publication) or other materials in TCI's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the TCI Owned Property or TCI Leased Property or activities at the TCI Owned Property or TCI Leased Property and (iii) all materials in TCI's possession relating to any Litigation or allegation by any private third party concerning any Environmental Law.

        6.8 Compliance with Legal Requirements.

               (a) The ownership, leasing and use of the TCI Assets as they are currently owned, leased and used and the conduct of TCI's Cable Business and the operation of the TCI Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in Sections 6.7, 6.8(d) and 6.13, as to which the representations and warranties set forth in those subsections shall apply), including (i) the Communications Act, (ii) Section 111 of the Copyright Act and (iii) all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the TCI Assets, the TCI Systems and TCI's Cable Business. Except as disclosed on SCHEDULE 6.8, TCI has received no written notice of any violation by TCI or TCI's Cable Business of any Legal Requirement applicable to the operation of TCI's Cable Business as currently conducted, or the TCI Systems as currently operated and to TCI's Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for a finding by any Governmental Authority of any such violation.

               (b) A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all TCI System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

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               (c) Except as set forth in SCHEDULE 6.8, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (A) challenging the right of the TCI Systems to carry any television broadcast station or deliver the same or (B) claiming that any TCI System has failed to carry a television broadcast station required to be carried pursuant to the Communications Act or has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Communications Act; (ii) all necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the TCI Systems and are listed in SCHEDULE 6.8, and such towers are being operated in compliance in all material respects with applicable FCC and FAA rules; and (iii) TCI has received no written notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and except as set forth in its System Franchises, TCI has not agreed with any Governmental Authority to establish customer service standards that exceed the FCC standards promulgated pursuant to the 1992 Cable Act.

               (d) Notwithstanding the foregoing, to TCI's Knowledge, each TCI System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the rates and other fees charged to subscribers of TCI's Cable Business. TCI has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, to the extent such rates are or were subject to regulation at such time by any Governmental Authority, including any local franchising authority and/or the FCC. Notwithstanding the foregoing, TCI makes no representation or warranty that any of its rates that are not subject to rate regulation would be allowable if such rates were subject to regulation and makes no representation or warranty that the rates charged to subscribers would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the Closing Date. TCI has delivered to Century complete and correct copies of all FCC Forms and other information reasonably requested by Century relating to rate regulation generally or specific rates charged to subscribers with respect to the TCI Systems. Except as set forth on SCHEDULE 6.8, TCI has not made any Cost of Service Election with respect to any of the TCI Systems. Except as set forth in
SCHEDULE 6.8, TCI has not entered into and is not subject to any so-called social contract or proposed resolution with the FCC or any local franchising authority with respect to rates charged for cable television services in the TCI Systems and is not currently negotiating or anticipating entering into or being subject to the same. Except as otherwise described on SCHEDULE 6.8, as of the date of this Agreement, (i) to the Knowledge of TCI, there are no outstanding or unresolved proceedings or investigations (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the TCI Systems can charge (whether for programming, equipment, installation, service or otherwise) including appeals,
(ii) no cable television system included in the TCI Systems is subject to any currently effective order issued by a Governmental Authority that reduced the rates that it may charge (whether for programming, equipment, installation, service, or otherwise), (iii) no local franchising authority has been certified by the FCC as a rate regulating authority with respect to any of the TCI Systems, and

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(iv) there is no unresolved complaint pending with respect to the CPST tier of any TCI System and no rate order with respect to the TCI Systems is being appealed.

               (e) The TCI Systems that serve more than 10,000 subscribers will have emergency alert capability as required by the FCC prior to January 1, 1999 or such later date as may hereafter be specified by the FCC.

        6.9 Patents, Trademarks and Copyrights. TCI has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and has paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the TCI Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. To TCI's Knowledge, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by TCI with respect to the TCI Systems. TCI has delivered to Century complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to TCI's Cable Business. TCI does not possess any patent, patent right, trademark or copyright related to or material to the operation of the TCI Systems and TCI is not a party to any license or royalty agreement with respect to any such patent, patent right, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act applicable to cable television systems generally. The TCI Systems and TCI's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

        6.10 Financial Statements; Undisclosed Liabilities; Absence of Certain Changes or Events. TCI has delivered to Century complete and correct copies of
(a) an unaudited balance sheet for each TCI System as of December 31, 1997 and an unaudited statement of operations for the year ended December 31, 1997 for each TCI System, including all notes and Schedules thereto and (b) an unaudited balance sheet for each TCI System as of June 30, 1998 and the related unaudited statement of operations for the period ended June 30, 1998 (all of such financial statements and notes being hereinafter referred to as "TCI's Financial Statements"). TCI's Financial Statements are in accordance with the books and records of TCI, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of TCI with respect to the TCI Systems at the dates and for the periods indicated, subject, in the case of unaudited TCI Financial Statements, only to standard year-end adjustments and the omission of footnotes. The unaudited balance sheets of the TCI Systems as of June 30, 1998 are herein collectively called the "TCI Balance Sheet." At the date of the TCI Balance Sheet, TCI had no material liabilities with respect to the TCI Systems required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the TCI Balance Sheet, other than liabilities as set forth on SCHEDULE 6.10. Except as set forth on SCHEDULE 6.10, since the date of the TCI Balance Sheet: (x) TCI has not incurred any obligation or liability (contingent or otherwise) with respect to the TCI Systems, except normal trade or business obligations incurred in the ordinary

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course of business, the performance of which will not, to TCI's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition of TCI or the results of operations of TCI's Cable Business;
(y) there has been no material adverse change in the TCI Assets comprising any TCI System or in the business, condition, financial or otherwise, or liabilities of TCI's Cable Business or any TCI System and, to TCI's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (z) TCI's Cable Business has been conducted only in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the impact of general economic conditions (including changes in capital and financial markets), governmental legislation and regulations and other events which affect the cable industry as a whole in the State of California or the United States, shall not be considered in determining whether there has been a material adverse change in the business, condition, financial or otherwise or liabilities of TCI's Cable Business or any TCI System or the TCI Assets.

        6.11 Litigation. Except as set forth in SCHEDULE 6.11: (a) there is no Litigation pending or, to TCI's Knowledge, threatened, and, to TCI's Knowledge, there is no investigation pending or threatened, by or before any Governmental Authority or private arbitration tribunal against TCI which, if adversely determined, would materially adversely affect the financial condition or operations of TCI's Cable Business, TCI Systems, the TCI Assets or the ability of TCI to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the TCI System Franchises, TCI System Licenses, TCI System Contracts or leases or other documents evidencing the TCI Leased Property or the TCI Other Real Property Interests; and (b) there is not in existence any Judgment requiring TCI to take any action of any kind with respect to the TCI Assets or the operation of the TCI Systems, or to which TCI (with respect to the TCI Systems), the TCI Systems or the TCI Assets are subject or by which they are bound or affected.

        6.12 Tax Returns; Other Reports. TCI has duly and timely filed in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by TCI, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect or result in the imposition of a Lien upon the TCI Assets or that could impose on the Partnership any transferee liability for any taxes, penalties or interest due or to become due from TCI, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. TCI has received no notice of, nor does TCI have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the TCI Assets.

        6.13 Employment Matters.

               (a) SCHEDULE 6.13(A) contains a complete and correct list of the names and positions of all employees engaged principally in TCI's Cable Business as of the date set forth on SCHEDULE 6.13(A). TCI has complied in all material respects with all applicable Legal Requirements

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relating to the employment of labor, including, WARN, ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

               (b) Each employee benefit plan (as defined in Section 3(3) of ERISA) or any multi-employer plan (as defined in Section 3(37) of ERISA) with respect to which TCI or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of TCI or any of its ERISA Affiliates participate is set forth in SCHEDULE 6.13 (the "TCI Plans"). Neither TCI, any of its ERISA Affiliates nor any TCI Plan is in material violation of any provision of the Code or ERISA. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any TCI Plan and no "prohibited transaction" (as defined in Section 406 of ERISA) has occurred with respect to any TCI Plan which reasonably could result in material liability to TCI or any of its ERISA Affiliates. No material "accumulated funding deficiency" or "withdrawal liability" (as defined in Section 302 of ERISA) exists with respect to any of the TCI Plans. After the Closing Time, the Partnership will not be required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Plan currently maintained by TCI or any of its ERISA Affiliates.

               (c) Except as set forth on SCHEDULE 6.13, there are no union or collective bargaining agreements applicable to any Person employed by TCI that renders services in connection with the TCI Systems and TCI has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against TCI, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by TCI that renders services in connection with the TCI Systems. Except as described on SCHEDULE 6.13, TCI has no employment Contracts, either written or oral, with any employee of the TCI Systems and none of the employment Contracts listed on SCHEDULE 6.13 requires TCI or will require the Partnership to employ any Person after the Closing Time.

        6.14 TCI Systems Information. SCHEDULE 6.14 sets forth a materially true and accurate description of the following information relating to TCI's Cable Business as of the date specified in SCHEDULE 6.14 or, if no date is specified, as of August 20, 1998:

               (a) the approximate number of miles (both underground and aerial) of plant included in the TCI Assets;

               (b) the number of Equipment Basic Subscribers (including the number that are individually billed and the number that are bulk-billed) served by the TCI Systems for each TCI System service area (by franchise area or community);

               (c) the approximate number of single family homes and residential dwelling units passed by the TCI Systems;

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               (d) a description of basic and optional or tier services
available from the TCI Systems, the rates charged by TCI for each and the number of customers receiving each optional or tier service;

               (e) the stations and signals carried by the TCI Systems and the channel position of each such signal and station and the basis for carriage of all television broadcast signals; and

               (f) the cities, towns, villages, townships, boroughs, counties or other communities served by the TCI Systems (with or without the requirement of a franchise).

        6.15 Accounts Receivable. TCI's accounts receivable for its Cable Business are actual and bona fide receivables representing obligations for the total dollar amount of such receivables, as shown on the books of TCI, that resulted from the regular course of TCI's Cable Business. Such receivables are subject to no offset or reduction of any nature, except for a reserve for uncollectible amounts consistent with the reserve established by TCI in TCI's Financial Statements and those credits or reductions to such accounts made in the ordinary course of business.

        6.16 Bonds; Letters of Credit. Except as set forth on SCHEDULE 6.16, there are no franchise, construction, fidelity, performance, or other bonds, guaranties in lieu of bonds or letters of credit posted by TCI in connection with its operation or ownership of any of the TCI Systems or TCI Assets.

        6.17 Finders and Brokers. TCI has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Century or the Partnership could be liable.

SECTION 7. ADDITIONAL COVENANTS

        7.1 Access to Premises and Records. Between the date of this Agreement and the Closing Date each of TCI and Century will give to the other and its representatives full access during normal business hours to all the premises and books and records of its Cable Business and to all its Assets and Systems' personnel and will furnish to the other and its representatives all such documents, financial information and other information regarding its Cable Business and its Assets as the other from time to time reasonably may request; provided that no investigation by TCI or Century will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the other party in this Agreement or in any Transaction Document or limit such party's liability for breach of any of the foregoing.

        7.2 Continuity and Maintenance of Operations; Certain Deliveries and Notices. Except as the other party may otherwise consent in writing, between the date of this Agreement and the Closing, TCI with respect to TCI's Cable Business, the TCI Systems and the TCI Assets and Century with respect to Century's Cable Business, the Century Systems and the Century Assets:

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               (a) will conduct its Cable Business and operate its Systems only in the usual, regular and ordinary course and consistent with past practices, including continuing to make ordinary marketing, advertising and promotional expenditures and continuing its current policies and procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent or terminated, and, to the extent consistent with such conduct and operation, will use its commercially reasonable efforts to (i) preserve its current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with its Systems, and (ii) keep available the services of its employees and agents providing services in connection with the Cable Business;

               (b) will maintain its Assets in good repair, order and condition, ordinary wear and tear excepted; will maintain equipment and inventory for its Systems at not less than normal historical levels consistent with past practices; will maintain in full force and effect policies of insurance with respect to its Cable Business consistent with its past practices; and will maintain its books, records and accounts with respect to its Assets and the operation of its Systems in the usual, regular and ordinary manner on a basis consistent with past practices;

               (c) except with respect to Excluded Assets, will not (i) modify, terminate, renew, suspend, abrogate or enter into any System Contract or other instrument that would be included in its Assets, other than in the ordinary course of business; provided that the other party's consent, not to be unreasonably withheld or delayed, will be required to modify, terminate, renew, suspend, abrogate or enter into any System Franchise (except as required or expressly permitted by another provision of this Agreement), any agreement regarding Non-TV Products and Services or any other agreement that contemplates payments to or by the transferring party in any 12-month period exceeding $250,000 individually; (ii) take or omit to take any action that would result in the condition set forth in Section 8.1(a) with respect to TCI or Section 8.2(a) with respect to Century not being satisfied at any time prior to the Closing;
(iii) engage in any marketing, subscriber installation, disconnection or collection practices other than in the ordinary course of business consistent with its past practices; (iv) make any Cost of Service Election; (v) enter into any agreement with or commitment to any competitive access providers with respect to the System; (vi) sell, transfer or assign any portion of its Assets other than sales in the ordinary course of business and assets sold or disposed of and replaced by other assets of comparable utility and value or permit the creation of a Lien, other than a Permitted Lien, on any Asset; or (vii) engage in any hiring or employee compensation practices that are inconsistent with past practices except for changes in such practices implemented by such party and its Affiliates on a company-wide basis;

               (d) will promptly deliver to the other true and complete copies of all quarterly financial statements and all monthly and quarterly operating reports with respect to the operation of the Cable Business prepared in the ordinary course of business by or for such party at any time from the date of this Agreement until the Closing;

               (e) will give or cause to be given to the other and its counsel, accountants and other representatives, as soon as reasonably possible but in any event seven (7) Business Days prior

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to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 or any other FCC forms required to be filed with any Governmental Authority under the 1992 Cable Act with respect to rates and prepared with respect to any of its Systems, such forms to be reasonably satisfactory in form and substance to the other;

               (f) will duly and timely file a valid notice of renewal under
Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any System Franchise that will expire within 36 months after any date between the date of this Agreement and the Closing Date;

               (g) will promptly notify the other of any fact, circumstance, event or action by it or otherwise (i) which if known at the date of this Agreement would have been required to be disclosed by it in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in the condition set forth in Section 8.1(a) with respect to TCI or Section 8.2(a) with respect to Century not being satisfied at any time prior to the Closing, and, with respect to clause (ii), will use its commercially reasonable efforts to remedy the same, subject to Section 12.16; and

               (h) will consult the other prior to decreasing or increasing the rate charged for any level of Basic Services, Expanded Basic Services or Pay TV and prior to adding, deleting, retiering or repackaging any programming services; provided that the other's consent is not required for any such action.

        7.3 Employees.

               (a) The Partnership may, but shall have no obligation to employ or offer employment to any employee of TCI's or Century's Cable Business, except for those employees of Century covered under the collective bargaining agreement identified on SCHEDULE 5.13, as discussed below. Not more than 60 days after the date of this Agreement, TCI shall provide to Century on behalf of the Partnership a list of all active employees of the TCI Systems as of a recent date, showing then-current positions and indicating which of such employees TCI desires to retain as its employees (the "Retained Employees"). Within 30 days after receipt of this list, Century on behalf of the Partnership will provide to TCI in writing a list of employees that the Partnership may desire to employ following the Closing (subject to the satisfaction of the Partnership's conditions for employment), which list shall not include any Retained Employees. At the Closing, TCI and Century shall terminate as of the Closing Time the employment of all its employees who were employed incidental to the conduct of its Cable Business other than Retained Employees and any other employees not hired by the Partnership that such party determines to retain. With respect to Century employees covered under the terms of any collective bargaining agreement ("CBA"), the Partnership agrees to hire all such employees, effective as of the Closing Time unless the hiring of such a CBA covered employee would cause the displacement of another employee. If such displacement would be caused by the hiring of a CBA covered individual effective as of the Closing Time, the Partnership will hire the individual who is most qualified, without regard to CBA

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coverage. The Partnership further agrees to assume the terms, conditions and obligations of the collective bargaining agreement of Century that is listed on
SCHEDULE 5.13.

               (b) Each of TCI and Century will pay to all employees of its Cable Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, accrued vacation in excess of the amount the other party assumes pursuant to Section 7.3(g), sick pay and other compensation or benefits to which they are entitled for periods through and including the Closing Time, including, without limitation, all amounts, if any, payable on account of the termination of their employment as of the Closing Time by such party at Closing. TCI agrees to cooperate in all reasonable respects with Century on behalf of the Partnership to allow such party to evaluate and interview employees of the Cable Business in order to make hiring decisions. Such cooperation shall include but not be limited to allowing Century to contact employees during normal business hours and making personnel records available upon employee authorization.

               (c) Each of TCI and Century will be responsible for the maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by such party pursuant to the provisions of any Legal Requirement and of such plans. The Partnership will not assume any obligation or liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by TCI or Century.

               (d) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of either TCI or Century arising under any Legal Requirement affecting employees of such party incurred through and including the Closing Time or resulting from or arising from events or occurrences occurring or commencing through and including the Closing Time will remain the responsibility of such party, whether or not such employees are hired by the Partnership after the Closing Time. The Partnership will not have or assume any obligation or liability under or in connection with any such plan maintained by TCI or Century.

               (e) Each of TCI and Century will remain solely responsible for, and will indemnify and hold harmless the other and the Partnership from and against all Losses arising from or with respect to, all salaries and all severance, accrued vacation in excess of the amount included in the adjustments calculated pursuant to Section 3.2(c), medical, sick, holiday, continuation coverage and other compensation or benefits to which its employees may be entitled, whether or not such employees may be hired by the Partnership, as a result of their employment by it through and including the Closing Time, the termination of their employment as of the Closing Time by such party at Closing, the obligation, if any, to notify and/or bargain with any labor organization, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including without limitation WARN) or otherwise relating to their employment through and including the Closing Time.

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               (f) Each of TCI and Century will retain full responsibility and liability for offering and providing "continuation coverage" of any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by such party and who has experienced a "qualifying event" or is receiving "continuation coverage" through and including the Closing Date. "Continuation coverage," "qualified beneficiary," "group health plan," and "qualifying event" shall have the meanings given such terms under Code Section 4980B.

               (g) Notwithstanding anything to the contrary herein, the Partnership (the "Hiring Party") shall (i) credit each employee of TCI or Century who becomes an employee of the Hiring Party as of the Closing Time (a "Hired Employee") with the amount of accrued vacation for which such Hiring Party received credit pursuant to Section 3, such amount not to exceed the accrued by him or her as an employee of TCI or Century through and including the Closing Time or the amount of accrued vacation permitted to be accrued by employees of the Hiring Party in accordance with the Hiring Party's standard practices; (ii) permit each Hired Employee to participate in the Hiring Party's employee benefit plans to the same extent as similarly situated employees of the Hiring Party and their dependents; (iii) give each Hired Employee credit for his or her past service with TCI or Century at the Closing Time (including past service with any prior owner or operator of such party) for purposes of eligibility and vesting under the Hiring Party's employee benefit and other plans to the same extent as other similarly situated employees of the Hiring Party; and (iv) not subject any Hired Employee to any waiting periods or limitations on benefits for pre-existing conditions under the Hiring Party's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under TCI's or Century's employee benefit plans.

               (h) If the Hiring Party discharges without cause within 90 days after the Closing any Hired Employee and such Hired Employee would have been entitled to severance payments pursuant to TCI's or Century's severance benefits plan if such Hired Employee had been discharged without cause at Closing by TCI or Century as of the Closing Time, then the Hiring Party shall pay severance benefits to such Hired Employee in accordance with TCI's or Century's severance benefit plan to the extent such plan would have paid severance to such Hired Employee.

               (i) Nothing in this Section 7.3 or elsewhere in this Agreement shall be deemed to make any employee of the parties a third party beneficiary of this Agreement.

        7.4 Leased Vehicles; Other Capital Leases. Each of TCI and Century will pay the remaining balances on any leases for vehicles included in its Tangible Personal Property and will deliver valid and good title to such vehicles free and clear of all Liens (other than Permitted Liens) to the Partnership at the Closing.

        7.5 Required Consents, Estoppel Certificates, Franchise Renewal.

               (a) Each of TCI and Century will use its commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all of its Required Consents in form and

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substance reasonably satisfactory to the other, and will deliver to the other copies of such Required Consents promptly after they are obtained by such party; provided however that each of TCI and Century will afford the other the opportunity to review, approve and revise the form of Required Consent prior to delivery to the party whose consent is sought. Each of TCI and Century will cooperate with the other in its efforts to obtain its Required Consents; provided, that in the case of System Franchises, neither the other nor the Partnership will be required to accept or agree or accede to any modifications or amendments to, or the imposition of any condition to the transfer of, any of the System Franchises that in either case, would make, or are reasonably likely to make, the underlying System Franchise materially more onerous in any respect or that would materially reduce in any respect, or are reasonably likely to materially reduce in any respect, the benefits available under the System Franchise in respect of which the consent relates and in the case of System Licenses, System Contracts or leases or documents evidencing Leased Property or Other Real Property Interests, neither party will be required to accept or agree or accede to any modifications or amendments to, or the imposition of any condition to the transfer of, any of them that in either case would be material to the transactions contemplated by this Agreement. TCI shall make the decision as to whether the foregoing standard is met with respect to the Century Required Consents and Century shall make such decision with respect to the TCI Required Consents. Notwithstanding the foregoing, as soon as practicable after the date of this Agreement, but in any event no later than 45 days after the date of this Agreement, TCI and Century will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, a request for such Governmental Authority's consent to transfer each System Franchise as to which such consent is required. Century acknowledges that the applications for consent to transfer the TCI System Franchises may contain, if necessary under the terms of any TCI System Franchise and if requested by TCI, an application for such consent to transfer from the applicable Governmental Authority with respect to the merger of AT&T Corp. and TeleCommunications, Inc. (the "TCI/AT&T Transaction"). In the alternative, Century acknowledges that TCI may file a request for consent and FCC Form 394 for the TCI/AT&T Transaction with applicable Governmental Authorities with respect to the transactions contemplated by this Agreement but prior to Closing.

               (b) Each of TCI and Century will use its commercially reasonable efforts to obtain a certificate executed by the lessor of each parcel of Leased Property substantially in the form of EXHIBIT 7.5(B), the substance of which may be included as part of the consent obtained pursuant to Section 7.5(a) (an "Estoppel Certificate").

               (c) Each of TCI and Century will use commercially reasonable efforts to obtain and cooperate with the other party to obtain renewals or extensions of any System Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority for a period expiring no earlier than three years after the Closing Date without the imposition of any conditions or other modifications that would make, or are reasonably likely to make, the underlying instrument materially more onerous in any respect or that would materially reduce in any respect, or are reasonably likely to materially reduce in any respect, the benefits available under the

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instrument in respect of which the renewal or extension relates. TCI shall make the decision as to whether the foregoing standard is met with respect to the Century System Franchises and Century shall make such decision with respect to the TCI System Franchises.

               (d) Notwithstanding Section 7.5(a), neither TCI nor Century will have any further obligation to obtain Required Consents: (i) with respect to license agreements relating to pole attachments where the licensing party will not, after the assigning party's exercise of commercially reasonable efforts, consent to an assignment of such license agreement but requires that the Partnership enter into a new agreement with such licensing authority, in which case the Partnership shall use its commercially reasonable efforts to enter into such agreement prior to the Closing or as soon as practicable thereafter and the party to the license agreement will cooperate with and assist the Partnership in obtaining such agreements; provided however that the Partnership's commercially reasonable efforts shall not require it to take any action of the type that such party is not required to take pursuant to this Section 7.5; and (ii) for any business radio license which such party reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to the Partnership under FCC rules with respect thereto.

        7.6 Title Commitments and Surveys. Century and TCI each will provide to the other, within 60 days after the date of this Agreement, (a) current commitments to issue title insurance policies on the 1992 CLTA owner's form ("Title Commitments") by an agent writing for Old Republic Insurance Company, Chicago Title Insurance Company or another nationally recognized title insurance company (the "Title Company") and containing policy limits and other terms reasonably acceptable to the other, and, legible photocopies of all recorded items described as exceptions therein, committing to insure fee simple title in the Partnership to each parcel of the Owned Property and access to such Owned Real Property included in its Assets, subject only to Permitted Liens, and (b) surveys of each parcel of Owned Property used in connection with the Century Exchange Systems, in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments with the standard printed exceptions relating to survey matters deleted (the "Surveys"), certified to the Partnership and to the Title Company issuing a Title Commitment. The cost to obtain such Title Commitments and Surveys and other documents required by the Title Company to issue such policies and Surveys shall be paid by the Partnership; provided however that (x) each of TCI and Century shall pay for the cost to delete or insure over any Title Defects relating to its Owned Property and (y) the Partnership will pay the premiums and charges for any additional endorsements it requests with respect to any Title Policy other than the endorsements to delete the standard survey exceptions from such Title Policy and to delete or insure over any Title Defects. If Century or TCI notifies the other within 30 days following its receipt of both the Title Commitments and the Surveys of any Lien (other than a Permitted Lien or a Lien set forth in SCHEDULES 5.4 or 6.4, as applicable) or other matter affecting title to Owned Property of the other which prevents access to or which could prevent or impede in any way the use or operation of any parcel of Owned Property for the purposes for which it is currently used or operated by the other (each a "Title Defect"), the other will exercise commercially reasonable efforts to (i) remove such Title Defect, or
(ii) with the consent of the objecting party, cause the Title Company to commit to insure over each such Title Defect prior to the Closing. If such Title Defect cannot be removed prior

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to Closing or the Title Company does not commit to insure over such Title Defect prior to Closing and if the objecting party elects to waive such Title Defect and proceed towards consummation of the transaction in accordance with this Agreement in its reasonable discretion, the Partnership and the party that owns such property shall enter into a written agreement at Closing containing the commitment of the party that owns such property to use commercially reasonable efforts to remedy the Title Defect following Closing on terms satisfactory to the Partnership in its reasonable discretion. Any decisions to be made by the Partnership pursuant to this Section shall be made by TCI with respect to Century Owned Property and by Century with respect to TCI Owned Property.

        7.7 HSR Notification. As soon as practicable but in any event no later than 60 days after the date of this Agreement, Century and TCI will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act and each such filing shall request early termination of the waiting period imposed by the HSR Act. Century and TCI shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. Century and TCI shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, neither Century nor TCI shall be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates, if a party determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates having significant assets, net worth or revenue. Each of Century and TCI will coordinate with the other with respect to its filings and will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act.

        7.8 Taxes, Fees and Expenses. All sales, use or excise Taxes arising from or payable by reason of the transfer to the Partnership of any of the TCI Assets or the Century Assets will be paid by the Partnership. All transfer and similar Taxes or assessments, including transfer and recording fees and similar assessments for or under System Franchises, System Licenses and System Contracts, arising from or payable by reason of the conveyance of the TCI Assets or the Century Assets will be paid by TCI with respect to the TCI Assets and by Century with respect to the Century Assets.

        7.9 Programming. The Partnership will execute and deliver such documents as may be reasonably requested by Century or TCI to comply with the requirements of their respective programming Contracts and channel line-up requirements with respect to acquisitions and divestitures of cable television systems. The Partnership will not be required to make any payments to TCI's or Century's programmers in the fulfillment of its obligations under this Section 7.9.

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        7.10 Schedules and Exhibits.

               (a) Schedule and Exhibit references contained in this Agreement are for convenience only and matters disclosed pursuant to one section, subsection or other provision of this Agreement are deemed disclosed for all purposes of this Agreement. All matters disclosed and agreements listed on any Schedule or Exhibit to the Exchange Agreement that relate to the Century Exchange Systems, and all matters disclosed and agreements listed on any Schedule or Exhibit to the Riverside Agreement that relate to the Riverside System, are hereby incorporated by reference into the appropriate Schedules and Exhibits to this Agreement and are deemed disclosed for all purposes of this Agreement. Without limiting the foregoing, if the Riverside Closing occurs prior to the Closing, the assets acquired by Century pursuant to the Riverside Agreement are Century Assets for all purposes hereunder.

               (b) Not less than ten Business Days prior to Closing, each of TCI and Century will deliver to the other revised copies of each of the Schedules prepared by it and delivered to the other party on the date of this Agreement, except for SCHEDULES 5.14 and 6.14 or SCHEDULES 5.13(A) and 6.13(A), in each case updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided however that for purposes of such party's representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement as of the date of signing, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims acquired or arising after the date of this Agreement as Assets, the Partnership will have the right (to be exercised by written notice to the party that owns such Assets at or before Closing) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement unless such items are Contracts that were not required to be scheduled or that were entered into after the date of this Agreement in accordance with the terms of this Agreement. Without changing the result set forth in the preceding sentence that a party's updated Schedules do not serve to update such party's representations and warranties, the updated Schedules delivered pursuant to this Section shall be accompanied by an officer's certificate of the party delivering such Schedules, certifying that the information set forth in such Schedules is true and accurate in all material respects as of the date of delivery thereof and that all information required to be given in the Schedules "as of the date of this Agreement" has been updated to the date of delivery of the updated Schedules or other date permitted to be specified in such Schedules.

        7.11 Use of Names and Logos. For a period of 90 days after the Closing, the Partnership will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of TCI and Century to the extent incorporated in or on the Assets transferred to it at the Closing, provided that the Partnership will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights of TCI and Century from the Assets by such earlier date as reasonably practicable following the Closing. In addition, with respect to the Century Exchange Systems, the Partnership may grant TCI or its Affiliates the right to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of Century for a

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period of 90 days after the Closing in a manner consistent with this Section.
Notwithstanding the foregoing, the Partnership will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for the Partnership.

        7.12 Transitional Billing Services. Century and TCI will each provide to the Partnership, upon request, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems acquired by it for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"). The Partnership will notify each of Century and TCI at least 10 days prior to the Closing as to whether it desires Transitional Billing Services from them. All Transitional Billing Services that are requested by the Partnership will be provided on terms and conditions reasonably satisfactory to each party; provided however that the amount to be paid by the Partnership will not exceed the cost to the TCI or Century of providing such Transitional Billing Services. Each of TCI and Century will notify the Partnership at least 45 days prior to the Closing of the cost to such party of providing such Transitional Billing Services.

        7.13 Confidentiality and Publicity.

               (a) Each of Century and TCI will use commercially reasonable efforts to assure that any non-public information that such party may obtain from the other in connection with this Agreement with respect to the other's Cable Business and Systems (it being understood and agreed that all proprietary information of the transferring party that is included among the Assets of such transferring party shall become the proprietary information of the Partnership at Closing) will be kept confidential and such party will not disclose, and will cause its employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (ii) to the extent that such party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it will have used all reasonable efforts, and will have afforded the other the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation of Century and TCI to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each of Century and TCI will use all reasonable efforts to cause to be delivered to the other, and retain no copies of, any documents, work

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papers and other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution hereof.

               (b) Neither party will issue (or cause the Partnership to issue) any press release or make any other public announcement or any oral or written statement to its or the other party's employees concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements, without the prior written consent and approval of the other, which consent and approval may not be unreasonably withheld.

        7.14 Bulk Transfers. The Partnership waives compliance by Century and TCI with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

        7.15 Lien Searches. Prior to Closing, each of Century and TCI will obtain at its expense and deliver to the other, the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exists any of its Owned Property or Tangible Personal Property, and in the state and county where such party's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company, which lien search will be current as of a date that is no more than 30 days prior to Closing.

        7.16 Further Assurances. At and after the Closing, each of the parties will promptly execute and deliver, or cause to be executed and delivered, to the other parties all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other parties as they may reasonably request in order to carry out or evidence the terms of this Agreement or to collect on behalf of the Partnership any accounts receivable or other claims included in the Century Assets or the TCI Assets.

        7.17 Consents. If and to the extent Century or TCI shall have waived satisfaction of the condition to Closing set forth in Section 8.1(e) or Section 8.2(e), respectively, subsequent to the Closing but subject to Section 7.23, each of TCI with respect to the TCI Systems and the TCI Assets and Century with respect to the Century Systems and the Century Assets will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any Required Consent which was not obtained on or before the Closing and will deliver copies of the same, reasonably satisfactory in form and substance, to the other. The obligations set forth in this Section will survive the Closing and will not be merged in the consummation of the transactions contemplated hereby.

        7.18 Cooperation as to Rates and Fees.

               (a) Each of TCI and Century shall diligently pursue any current rate proceedings and shall make available to the other party upon request copies of any documents, correspondence or notices sent by or received by such party in connection with the current rate proceedings or any rate regulatory matter with respect to its Systems instituted after the date of this Agreement.

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               (b) Prior to Closing, without the prior consent of the other party, neither TCI nor Century shall settle any rate proceeding with respect to its Systems if such settlement would (i) impose upon the Partnership any liability, or (ii) adversely affect the rates to be charged by the Partnership during the post-Closing time period unless such party compensates the Partnership therefor in the manner agreed by the parties, or if the parties do not agree, as determined by an independent auditor in accordance with the procedures established in Section 3.3(b).

               (c) After the Closing, each of Century and TCI will be responsible for and follow to conclusion any rate order of any Governmental Authority or proceeding with respect to rates charged by it in Systems owned by it immediately prior to the Closing and will cooperate with and assist the Partnership by providing, upon reasonable request, all information in its possession (and not previously made available to the Partnership) relating directly to the rates charged for cable services that the Partnership may reasonably require to justify such rates in response to any inquiry, order or requirements of any Governmental Authority.

               (d) If either TCI or Century is required following Closing pursuant to any Legal Requirement, settlement or otherwise to reimburse to any subscribers of the Systems owned by it prior to Closing, any subscriber payments previously made by them, including fees for cable television service, late fees and similar payments, the Partnership party agrees that it will make such reimbursement through its billing system on terms specified by the transferor party and the transferor party will pay the Partnership for all such payments made by the Partnership following Closing and all reasonable expenses incurred by the Partnership in connection therewith. Without limiting the foregoing, the Partnership will provide the transferor party with all information in its possession that is reasonably required by the transferor party in connection with such reimbursement.

               (e) If either TCI or Century is permitted following Closing pursuant to any Legal Requirement, settlement or otherwise to pass through to subscribers of the Systems owned by it prior to Closing, the amount of any "franchise fees on franchise fees" or other amounts that it is required to pay with respect to the period prior to Closing, the Partnership agrees that it will collect such amounts as specified by the transferor party from subscribers of the Systems of the transferor party and will promptly remit such amounts to the transferor party.

        7.19 Satisfaction of Conditions. Each party will use its commercially reasonable efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 8, with "commercially reasonable efforts" being determined with respect to any particular matter as set forth elsewhere in this Agreement.

        7.20 Offers. Neither Century nor TCI will offer its Assets or Cable Business for sale, entertain offers for such Assets or Cable Business or otherwise negotiate for the sale of such Assets or Cable Business or make information about such Assets or Cable Business available to any third party in connection with the possible sale of such Assets or Cable Business prior to the Closing Date or the date this Agreement is terminated in accordance with its terms.

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        7.21 Environmental Reports. TCI may obtain at its expense, such environmental assessments and reports with respect to the Century real property as it may determine and Century may obtain at its expense, such environmental assessments and reports with respect to the TCI real property as it may determine. Upon request, each of TCI and Century shall give the other and all environmental engineers and consultants acting on the other's behalf such access during normal business hours to the sites and facilities relating to the other's Systems as is reasonably required to permit such engineers and consultants to conduct the physical on-site inspections and prepare the environmental surveys and assessments with respect to such sites and facilities as the requesting party shall reasonably request. If (a) TCI's or Century's environmental investigation reveals a matter that would be a material breach of the other's representations given with respect to environmental matters, without taking into account the Knowledge limitations in such representations, or (b) if following TCI's or Century's investigation of any environmental matter or condition disclosed by the other party (the "transferor") on its schedules to this Agreement or in the environmental reports provided by the transferor to the party that commissioned the investigation (the "transferee"), the transferee reasonably believes that any such environmental matter or condition could give rise to liability on the part of the transferee following Closing, then in either case the transferor shall remediate the problem in a manner reasonably satisfactory to the transferee prior to Closing.

        7.22 Partnership Financing. The parties agree that at the Closing, the Partnership shall assume from TCI LLC, the TCI Permitted Debt and from Century Exchange, the Century Permitted Debt. Century shall use commercially reasonable efforts to secure such financing for the Partnership as shall be necessary for it to refinance the TCI Permitted Debt and the Century Permitted Debt. Such financing shall be obtained by the Partnership on such terms as Century shall deem commercially reasonable. TCI shall cause any Liens securing the TCI Permitted Debt and Century shall cause any Liens securing the Century Permitted Debt to be released in connection with the refinancing of such debt. Century will consult with TCI regarding Century's efforts to secure such financing and TCI will cooperate with Century in its efforts to secure such financing.

        7.23 Franchise Consents. If by the date that is 210 days after the date of this Agreement but subject to the last proviso of Section 9.1 (i) the aggregate number of TCI EBSs located in areas that are served without a franchise or that are served pursuant to TCI System Franchises that either do not require consent or as to which Required Consents have been obtained is at least 95% of the number of EBSs for all TCI Systems (it being agreed that 95% for this purpose is 231,190 EBSs); (ii) the aggregate number of Century EBSs located in areas that are served without a franchise or that are served pursuant to Century System Franchises that either do not require consent or as to which all required consents have been obtained, but excluding areas served by the Century Exchange Systems and, if the Riverside Agreement is terminated without Century acquiring the Riverside System, excluding areas served by the Riverside System, is at least 95% of the number of EBSs for all Century Systems, other than the Century Exchange Systems and, if the Riverside Agreement is terminated without Century acquiring the Riverside System, other than the Riverside System (it being agreed that 95% for this purpose is 476,212 EBSs if the Riverside Closing has occurred at the time of determination and 458,302 EBSs if the Riverside Agreement is terminated without Century acquiring the Riverside System); (iii) all conditions precedent to the obligations of the parties have

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been satisfied or waived by the applicable parties (other than any condition that all Required Consents for System Franchises have been obtained and any conditions precedent that are to be satisfied at Closing by delivery of documents), and (iv) the System Franchises for which consents have not then been obtained do not, and applicable Legal Requirements do not, in the reasonable judgment of the party transferring such System Franchises, prohibit the actions contemplated by this Section 7.23, then the following shall occur:

               (a) Closing shall occur with respect to, and Century and TCI shall transfer, convey and assign to the Partnership (the "Primary Transfer") all of the TCI Assets and all of the Century Assets other than any System Franchises for which Required Consents have not been obtained (such excepted System Franchises, including any Assets that are located in the franchise area for such franchises and that relate exclusively to such franchises, are referred to herein as the "Retained Franchises").

               (b) Following the Closing of the Primary Transfer, the parties shall continue to use commercially reasonable efforts to obtain Required Consents for any Retained Franchises in accordance with the terms of this Agreement. Within 10 Business Days of obtaining a Required Consent for a Retained Franchise, the owner of such System Franchise shall transfer, convey and assign such System Franchise to the Partnership (a "Subsequent Transfer"), free and clear of all Liens other than Permitted Liens. The conditions to closing shall not apply to any Subsequent Transfer of a Retained Franchise other than the delivery of appropriate transfer documents.

               (c) Century and TCI shall negotiate in good faith to reach agreement at the Closing on a management agreement pursuant to which the Partnership will manage all Retained Franchises, which management agreement shall also contain any required signal sharing arrangements (the "Retained Franchise Management Agreement"). The Retained Franchise Management Agreement shall provide that the Partnership will bear all expenses relating to the Retained Franchises and the operation thereof (including any expenses related to defending any challenges raised with respect to a Retained Franchise or the transactions described in this Section as applied to such Retained Franchise) and will receive the net cash flow from the Retained Franchises as its management fee. The Retained Franchise Management Agreement shall provide that its term will continue with respect to each Retained Franchise until there is a Subsequent Transfer of such Retained Franchise, or such Retained Franchise is revoked as a result of the transactions described in this Section or a court orders the termination of the Retained Franchise Management Agreement with respect to such Retained Franchise. If the Retained Franchise Management Agreement is terminated with respect to a Retained Franchise prior to its Subsequent Transfer, then (i) if such termination is due to the revocation of the Retained Franchise, the Partnership shall use reasonable commercial efforts to obtain a replacement franchise, or (ii) if such termination is due to a final court ordering the termination of the Retained Franchise Management Agreement with respect to such Retained Franchise, the Partnership, TCI and Century shall negotiate in good faith to reach some other structure that will allow the Partnership to continue to receive the benefits of the Retained Franchise. If such termination occurs within one year of the Closing Date and the Partnership is unable to obtain a replacement franchise or the parties are unable to negotiate

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a structure that will allow the Partnership to continue to receive the benefits of the Retained Franchise, TCI and Century will negotiate in good faith the amount of the cash contribution that TCI or Century (or both) is required to make to the Partnership to maintain the partnership interests of TCI and Century at the percentages in effect at the time of such termination, based upon the circumstances of the termination and the value of the Retained Franchise at the time of loss. If such termination occurs thereafter, no further adjustments shall be made unless an action or proceeding regarding termination is pending as of the first anniversary of the Closing Date.

               (d) All references in this Agreement to the Closing and the Closing Date will mean the Closing and Closing Date of the Primary Transfer and the contribution value determination to be made pursuant to the Partnership Agreement and Section 3.1 hereof and Closing Adjustments pursuant to Section 3 will be made as of the Closing Date for the Retained Franchises as if they were transferred on the Closing Date. In addition, the Partnership will become liable for the Assumed Obligations and Liabilities with respect to the Retained Franchises as of the Closing Date rather than the Subsequent Transfer date. All representations and warranties (except as to those Required Consents that have not been obtained) made in connection with the Retained Franchises will be made as of the Closing Date rather than the Subsequent Transfer date. Neither Century nor TCI shall receive any capital account credit with respect to any transfer by it of property or cash pursuant to this Section 7.23 following Closing.

               (e) If the provisions of this Section 7.23 become operative, the parties agree to use commercially reasonable efforts and act in good faith in taking such actions and negotiating such additional provisions or other agreements, including amendments to this Agreement, as may be necessary or appropriate to carry out the intent of this Section 7.23.

               (f) Notwithstanding anything to the contrary in this Section 7.23, no System Franchise related to the Century Exchange Systems or the Riverside System may be a Retained Franchise (unless in the case of the Riverside System Century is the owner of such System) and it is a condition to TCI's obligation to close under this Agreement that all Required Consents for the System Franchises related to the Century Exchange Systems have been obtained.

        7.24 Year 2000 Matters.

               (a) Certain Defined Terms. For purposes of this Section 7.24, the following terms shall have the following meanings:

                       (i) "Computer and Other Systems" means any level of hardware or software, equipment and cable plant, or building and other facilities used in connection with the business of the Systems by TCI or Century and which will be used in connection with the business of the systems by the Partnership which are date dependent or which process date data, including any microcode, firmware, application programs, user interfaces, files and databases, and which might be adversely affected by the advent or changeover to the Year 2000 or to the advent or changeover to any leap year.

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                       (ii) "Year 2000 Ready" or "Year 2000 Readiness" means
that the referenced component, system, software, equipment or other item is designed to be used prior to, during and after the calendar year 2000 A.D., and that such component, system, software, equipment or other item will operate at all levels, including microcode, firmware, application programs, user interfaces, files and databases, during each such time period without error or interruption relating to, or the product of, date data which represents or references different centuries or more than one century or leap year.

                       (iii) "Year 2000 Remediation Program" means an enterprise-wide program to make Year 2000 Ready all material components, systems, software, equipment, facilities and other items related to the subject entity's business. Such Year 2000 Remediation Program must be conducted by persons with experience in issues related to Year 2000 Readiness and such persons must have organized an enterprise-wide program management office which reports to executive level management and the board of directors or other governing body of such entity.

               (b) Year 2000 Readiness Covenants. Prior to the Closing Date, each of TCI and Century shall establish and maintain a Year 2000 Remediation Program. Pursuant to such Year 2000 Remediation Program, all material Computer and Other Systems included in such party's Assets will be evaluated, remediated and tested an expedited basis.

               If the Closing Date occurs on or before June 1, 1999, each party shall deliver to the other on the Closing Date a certificate, signed by an authorized officer who is responsible for the Year 2000 Remediation Program of such party stating that the Computer and Other Systems have been fully and accurately inventoried and stating that the material Computer and Other Systems have been appropriately and professionally assessed and tested so that, upon completion of the implementation plan specified by such party and approved by the other party, the material Computer and Other Systems are reasonably expected to be Year 2000 Ready. If the Closing Date occurs after June 1, 1999, each party shall deliver to the other on the Closing Date a certificate signed by an authorized officer who is responsible for the Year 2000 Remediation Program of such party, stating that the material Computer and Other Systems are Year 2000 Ready.

               (c) Cooperation and Information Sharing. Each of TCI and Century will use commercially reasonable efforts to cooperate with each other and the Partnership at any time prior to June 30, 2000 regarding its or the other's Year 2000 Remediation Program as such program relates to the Computer and Other Systems to be received by the Partnership. Such cooperation shall consist of providing the other party or the Partnership with any non-confidential information possessed by such party and reasonably requested by the other party or the Partnership regarding the Year 2000 Readiness of any material component of such party's Computer and Other Systems.

        7.25 Riverside System.

               (a) If the Riverside Closing occurs prior to the Closing, TCI agrees that it will provide necessary arrangements or services required by Century in order to operate the Systems

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acquired by Century pursuant to the Riverside Agreement until Closing on terms to be mutually agreed upon by the parties.

               (b) If the Riverside Closing has not occurred at the time of Closing, (i) the Partnership agrees that it will manage the Riverside Systems following Closing on the terms and conditions on which TCI or its Affiliate manages the Riverside System and (ii) the Closing shall occur without Century contributing the Riverside System, Century shall have no further right or obligation to contribute the Riverside System to the Partnership pursuant to this Agreement and all references in this Agreement to the Century Systems or the Century Assets shall not apply to the Riverside System or its Assets.

        7.26 CSG. The Partnership agrees that it will become a party to the Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997 as in effect on the date hereof (the "CSG Contract") with respect to the TCI Systems and will continue to be a party to such CSG Contract unless and until each of TCI and Century unanimously agree otherwise.

SECTION 8. CONDITIONS PRECEDENT

        8.1 Conditions to Century's Obligations. The obligations of Century to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or before the Closing of the following conditions, any of which may be waived by Century.

               (a) Accuracy of Representations and Warranties. The representations and warranties of TCI in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects, in each case at and as of the Closing with the same effect as if made at and as of the Closing.

               (b) Performance of Agreements. TCI has performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

               (c) Deliveries. TCI has delivered the items and documents required to be delivered by it pursuant to this Agreement, including those required under Section 9.2.

               (d) Legal Proceedings. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit the Partnership's ownership or operation of all or a material portion of any TCI System, TCI's Cable Business or the TCI Assets, (ii) compel the Partnership to dispose of or hold separately all or a material portion of any TCI System, TCI's Cable Business or the TCI Assets as a result of any of the transactions contemplated by this

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Agreement, (iii) if determined adversely to the Partnership's interest, materially impair the ability of the Partnership to realize the benefits of the transactions contemplated by this Agreement or have a material adverse effect on the right of the Partnership to exercise full rights of ownership of the TCI Systems or (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

               (e) Consents. Century has received evidence, in form and substance reasonably satisfactory to it, that the following TCI Required Consents have been obtained, such consents to be on the terms specified in
Section 7.5: TCI Required Consents for the TCI System Franchises, the TCI System Licenses, and any TCI Leased Property or TCI Other Real Property Interest on which a headend, tower or other reception site is located. In addition, the Century Required Consents for the Century System Franchises and Century System Licenses shall have been obtained. If a TCI Required Consent for a headend, tower or other reception site has not been obtained as of the Closing and Century is not willing to waive such condition, TCI shall have the option of replacing the affected site with a comparable site that is reasonably acceptable to Century.

               (f) No Material Adverse Change. There has not been any material adverse change in the TCI Assets or the financial condition or operations of TCI's Cable Business or the TCI Systems since the date of this Agreement. In making the determination required by the preceding sentence, the last sentence of Section 6.10 shall be applicable.

               (g) HSR Act. All filings required under the HSR Act have been made and the applicable waiting period has expired or been earlier terminated.

               (h) Franchise Renewals. Any TCI System Franchise required to be renewed or extended pursuant to the provisions of Section 7.5(c) shall have been renewed or extended for not less than the applicable period without the imposition of any conditions or other modifications that make, or are reasonably likely to make, the underlying instrument materially more onerous in any respect or that would materially reduce in any respect, or are reasonably likely to materially reduce in any respect, the benefits available under the instrument in respect of which the renewal or extension relates.

               (i) Exchange. All of the conditions to the obligations of the Century Affiliates who are party to the Exchange Agreement to consummate the Exchange shall have been satisfied or waived (other than those based on acts to be performed or conditions to exist at Closing) by them in accordance with the terms of the Exchange Agreement and the TCI Affiliates who are party to the Exchange Agreement shall stand ready, willing and able to consummate the Exchange in accordance with the terms and conditions set forth in the Exchange Agreement.

               (j) Partnership Financing. The Partnership shall have secured financing in accordance with the terms of Section 7.22 to enable it to refinance the TCI Permitted Debt and the Century Permitted Debt immediately after the Closing.

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               (k) Retransmission Consents. With respect to any retransmission consent agreements for broadcast signals carried on the Systems on the date of this Agreement and on the date of the Closing that are included as part of the TCI Excluded Assets or the Century Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals by the Partnership have been obtained on terms and conditions reasonably acceptable to the Partnership.

               (l) Retained Franchise Management Agreements. If Section 7.23 has become operative, the parties shall have reached agreement on the Retained Franchise Management Agreements and other agreements contemplated thereby.

        8.2 Conditions to TCI's Obligations. The obligations of TCI to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or before the Closing of the following conditions, any of which may be waived by TCI.

               (a) Accuracy of Representations and Warranties. The representations and warranties of Century in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects, in each case at and as of the Closing with the same effect as if made at and as of the Closing.

               (b) Performance of Agreements. Century has performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

               (c) Deliveries. Century and the Partnership have delivered the items and documents required to be delivered by it pursuant to this Agreement, including those required under Section 9.3.

               (d) Legal Proceedings. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit the Partnership's ownership or operation of all or a material portion of any Century System, Century's Cable Business or the Century Assets, (ii) compel the Partnership to dispose of or hold separately all or a material portion of any Century System, Century's Cable Business or Century Assets as a result of any of the transactions contemplated by this Agreement,
(iii) if determined adversely to the Partnership's interest, materially impair the ability of the Partnership to realize the benefits of the transactions contemplated by this Agreement or have a material adverse effect on the right of the Partnership to exercise full rights of ownership of the Century Systems or
(iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

               (e) Consents. TCI has received evidence, in form and substance reasonably satisfactory to it, that the following Century Required Consents have been obtained, such consents

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to be on the terms specified in Section 7.5: Century Required Consents for the
Century System Franchises, the Century System Licenses, and any Century Leased Property or Century Other Real Property Interest on which a headend, tower or other reception site is located. In addition, the TCI Required Consents for the TCI System Franchises and TCI System Licenses shall have been obtained. If a Century Required Consent for a headend, tower or other reception site has not been obtained as of the Closing and TCI is not willing to waive such condition, Century shall have the option of replacing the affected site with a comparable site that is reasonably acceptable to TCI.

               (f) No Material Adverse Change. There has not been any material adverse change in the Century Assets or the financial condition or operations of Century's Cable Business or the Century Systems since the date of this Agreement. In making the determination required by the preceding sentence, the last sentence of Section 5.10 shall be applicable.

               (g) HSR Act. All filings required under the HSR Act have been made and the applicable waiting period has expired or been earlier terminated.

               (h) Franchise Renewals. Any Century System Franchise required to be renewed or extended pursuant to the provisions of Section 7.5(c) shall have been renewed or extended for not less than the applicable period without the imposition of any conditions or other modifications that make, or are reasonably likely to make, the underlying instrument materially more onerous in any respect or that would materially reduce in any respect, or are reasonably likely to materially reduce in any respect, the benefits available under the instrument in respect of which the renewal or extension relates.

               (i) Exchange. All of the conditions to the obligations of the TCI Affiliates who are party to the Exchange Agreement to consummate the Exchange shall have been satisfied or waived (other than those based on acts to be performed at Closing) by them in accordance with the terms of the Exchange Agreement and the Century Affiliates who are party to the Exchange Agreement shall stand ready, willing and able to consummate the Exchange in accordance with the terms and conditions set forth in the Exchange Agreement.

               (j) Partnership Financing. The Partnership shall have secured financing in accordance with the terms of Section 7.22 to enable it to refinance the TCI Permitted Debt and the Century Permitted Debt immediately after the Closing.

               (k) Retransmission Consents. With respect to any retransmission consent agreements for broadcast signals carried on the Systems on the date of this Agreement and on the date of the Closing that are included as part of the TCI Excluded Assets or the Century Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals by the Partnership have been obtained on terms and conditions reasonably acceptable to the Partnership.

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               (l) Retained Franchise Management Agreements. If Section 7.23 has
become operative, the parties shall have reached agreement on the Retained Franchise Management Agreements and other agreements contemplated thereby.

SECTION 9. THE CLOSING

        9.1 The Closing; Time and Place. Subject to Section 7.23, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at a date (the "Closing Date"), location and time mutually determined by TCI and Century, which Closing Date shall be within ten days after the date on which all conditions set forth in Sections 8.1 and 8.2 (other than those based on acts to be performed at the Closing) have either been satisfied or waived in writing by the party entitled to the benefit of such condition; provided that if closing of the Riverside Agreement (the "Riverside Closing") has not occurred at such time, the Closing shall be delayed until the earlier of the Riverside Closing or termination of the Riverside Agreement.

        9.2 TCI's Delivery Obligations. At the Closing, TCI will deliver or cause to be delivered to the Partnership the following.

               (a) Bill of Sale and Assignment. The executed Bill of Sale and Assignment in the form of EXHIBIT 9.2(A), and such other instruments of transfer, or assignment, in form and substance mutually satisfactory to the parties, as Century may reasonably require to further document the transfer and assignment of the TCI Assets to the Partnership.

               (b) Deeds. A California "grant deed" in a form reasonably acceptable to Century (and complying with applicable state laws) with respect to each parcel of TCI Owned Property, duly executed and acknowledged and in recordable form, warranting only to defend title to such TCI Owned Property in the peaceable possession of the Partnership against all Persons claiming by, through or under TCI, subject however, to any Permitted Liens and any Title Defects insured over pursuant to Section 7.6, and in form sufficient to permit the applicable Title Company to issue the TCI Title Policies referred to in paragraph (c) below to the Partnership, together with any title affidavit reasonably required by the title insurer provided any such title affidavit shall not expand the aforesaid limited or special warranty of TCI.

               (c) Title Policies. A policy of title insurance issued by an eligible Title Company for each parcel of TCI Owned Property, updated to the Closing Date, containing such endorsements as are required or permitted by
Section 7.6, and otherwise consistent with the form and substance prescribed by
Section 7.6 and the Title Commitments contemplated thereby (the "TCI Title Policies"), or the irrevocable written commitment of the Title Company to deliver the TCI Title Policies, provided that with respect to each Title Defect affecting the TCI Owned Property, either (i) the TCI Title Policy relating to the affected parcel of TCI Owned Property shall not contain an exception for such Title Defect; or (ii) if Century has consented as provided in Section 7.6, such TCI Title Policy shall contain an endorsement insuring over such Title Defect; or (iii) if, in lieu of a TCI Title Policy satisfying either of the two preceding requirements, Century has agreed to accept a

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written agreement of TCI as contemplated in the last sentence of Section 7.6,
TCI shall have executed and delivered such an agreement.

               (d) Estoppel Certificates. Each TCI Estoppel Certificate obtained pursuant to Section 7.5(b).

               (e) Lien Releases. Evidence reasonably satisfactory to Century that all Liens (other than Permitted Liens) affecting or encumbering the TCI Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form reasonably satisfactory to Century effecting such terminations, releases or waivers and evidence reasonably satisfactory to Century that all Liens securing the TCI Permitted Debt will be released upon the refinancing of such debt.

               (f) Vehicle Titles. Title certificates to all vehicles included among the TCI Assets, endorsed for transfer of valid and good title to the Partnership, free and clear of all Liens (other than Permitted Liens), and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

               (g) Evidence of Authorization Actions. Evidence reasonably satisfactory to Century that TCI has taken all action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

               (h) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that TCI is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to Century.

               (i) Officer's Certificate. A certificate executed by an executive officer of the managing member of TCI LLC dated the Closing Date, reasonably satisfactory in form and substance to Century certifying that the conditions specified in Sections 8.1(a) and 8.1(b) have been satisfied.

               (j) Documents and Records. All TCI Books and Records, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the TCI Systems. Delivery of the foregoing will be deemed made to the extent such TCI Books and Records are then located at any of the offices included in the TCI Owned Property or TCI Leased Property.

               (k) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby, including a signature page to the Retained Franchise Management Agreement, if applicable.

        9.3 Century's Delivery Obligations. At the Closing, Century will deliver or cause to be delivered to the Partnership the following.

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               (a) Bill of Sale and Assignment. The executed Bill of Sale and
Assignment in the form of EXHIBIT 9.2(A), and such other instruments of transfer or assignment, in form and substance mutually satisfactory to Century and TCI, as TCI may reasonably require to further document the transfer and assignment of the Century Assets to the Partnership.

               (b) Deeds. A California "grant deed" in a form reasonably acceptable to TCI (and complying with applicable state laws) with respect to each parcel of Century Owned Property, duly executed and acknowledged and in recordable form, warranting only to defend title to such Century Owned Property in the peaceable possession of the Partnership against all Persons claiming by, through or under Century, subject however, to any Permitted Liens and any Title Defects insured over pursuant to Section 7.6 and in form sufficient to permit the applicable Title Company to issue the Century Title Policies referred to in paragraph (c) below to the Partnership together with any title affidavit reasonably required by the title insurer provided any such title affidavit shall not expand the aforesaid limited or special warranty of Century.

               (c) Title Policies. A policy of title insurance by an eligible Title Company for each parcel of Century Owned Property, updated to the Closing Date, containing such endorsements as are required or permitted by Section 7.6, deleting the survey exception for Century Owned Property used in connection with the Century Exchange Systems and otherwise consistent with the form and substance prescribed by Section 7.6 and the Title Commitments contemplated thereby (the "Century Title Policies"), or the irrevocable written commitment of the Title Company to deliver the Century Title Policies, provided that with respect to each Title Defect affecting the Century Owned Property, either (i) the Century Title Policy relating to the affected parcel of Century Owned Property shall not contain an exception for such Title Defect; or (ii) if TCI has consented as provided in Section 7.6, such Century Title Policy shall contain an endorsement insuring over such Title Defect; or (iii) if, in lieu of a Century Title Policy satisfying either of the two preceding requirements, TCI has agreed to accept a written agreement of Century as contemplated in the last sentence of Section 7.6, Century shall have executed and delivered such an agreement.

               (d) Estoppel Certificates. Each Century Estoppel Certificate obtained pursuant to Section 7.5(b).

               (e) Lien Releases. Evidence reasonably satisfactory to TCI that all Liens (other than Permitted Liens) affecting or encumbering the Century Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form reasonably satisfactory to TCI effecting such terminations, releases or waivers and evidence reasonably satisfactory to TCI that all Liens securing the Century Permitted Debt will be released upon the refinancing of such debt..

               (f) Vehicle Titles. Title certificates to all vehicles included among the Century Assets, endorsed for transfer of valid and good title to the Partnership free and clear of all liens (other than Permitted Liens) and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

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               (g) Evidence of Authorization Actions. Evidence reasonably satisfactory to TCI that Century has taken all action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

               (h) FIRPTA Certificate. FIRPTA Non-Foreign Seller Certificate certifying that Century is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to TCI.

               (i) Officer's Certificates. A certificate executed by an executive officer of Century dated the Closing Date, reasonably satisfactory in form and substance to TCI certifying that the conditions specified in Sections 8.2(a) and 8.2(b) have been satisfied.

               (j) Documents and Records. All Century Books and Records, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the Century Systems. Delivery of the foregoing will be deemed made to the extent such Century Books and Records are then located at any of the offices included in the Century Owned Property or Century Leased Property.

               (k) Management Agreement. An original signature page of Century to the management agreement attached to the Partnership Agreement as an Exhibit (the "Management Agreement").

               (l) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby, including a signature page to the Retained Franchise Management Agreement, if applicable.

        9.4 The Partnership's Delivery Obligations. At the Closing, except as otherwise provided below, the Partnership will deliver or cause to be delivered the following.

               (a) Assumption Agreements. Assumption Agreements in the form of EXHIBIT 9.4(A) with respect to the TCI Assets and the Century Assets.

               (b) Management Agreement. An original signature page of the Partnership to the Management Agreement.

               (c) Other. Such other documents and instruments as may be reasonably necessary to effect the intent of this Agreement and to consummate the transactions contemplated hereby, including any documents requested under
Section 7.9 and a signature page to the Retained Franchise Management Agreement, if applicable.

        9.5 Post-Closing Refinancing of the TCI and Century Permitted Debt. As a condition subsequent to the obligations of TCI and Century under this Agreement, immediately after the Closing, the Partnership shall pay (i) the TCI Permitted Debt to TCI by wire transfer of immediately

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available funds in accordance with wire transfer instructions provided by TCI and (ii) the Century Permitted Debt to Century or to such other Persons as designated by Century by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Century.

SECTION 10. TERMINATION AND DEFAULT

        10.1 Termination Events. This Agreement may be terminated prior to Closing and the transactions contemplated hereby may be abandoned:

               (a) at any time by the mutual agreement of Century and TCI;

               (b) prior to the Primary Transfer, by either Century or TCI at any time (if such party itself is not then in material breach of any of its covenants, agreements or other obligations contained in this Agreement), if the other is in material breach or default of any of its covenants, agreements or other obligations herein or if any of its representations herein if specifically qualified by materiality, is not true in all respects or, if qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement to be true, if the non-breaching party provides the breaching party with prompt written notice that provides a reasonably detailed explanation of the facts and circumstances surrounding such breach or default; provided that such party shall have no right to terminate if (i) the breaching Party cures such breach or default within 30 days after its receipt of such written notice, unless such breach or default cannot be cured within such 30-day period; or (ii) the breach or default is capable of being cured prior to the first anniversary of the date of this Agreement (the "Outside Closing Date") and the breaching party commences to cure such breach or default within such 30-day period and diligently continues to take all action reasonably necessary to cure such breach or default prior to the Outside Closing Date and such breach or default is cured prior to the Outside Closing Date; or

               (c) prior to the Primary Transfer, by either Century or TCI, by written notice to the other party, if the Exchange Agreement has been terminated prior to any closing thereunder in accordance with its terms; or

               (d) as otherwise provided in this Agreement; or

               (e) by any party, if the Closing has not occurred by the Outside Closing Date for any reason other than a material breach or a material default by the terminating party of its respective covenants, agreements or other obligations under this Agreement, if any of its representations herein, if specifically qualified by materiality, is not true in all respects or, if qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement to be true.

        10.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in Sections 7.14 and 12.15. Notwithstanding the preceding sentence, termination of this Agreement pursuant to Sections 10.1(b) or 10.1(c) or 10.1(e) or 12.16 will not limit or impair any remedies that

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either of TCI or Century may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement prior to Closing.

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION

        11.1 Survival of Representations and Warranties. The representations and warranties of TCI and Century in this Agreement and in the Transaction Documents and the covenants of TCI, Century and the Partnership in this Agreement and the Transaction Documents to be performed prior to or at Closing will survive until the first anniversary of the Closing Date except that (a) all such representations and warranties with respect to Taxes, rates, Environmental Laws, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such Taxes, rates, Environmental Laws, ERISA, employment matters or copyright matters, respectively, and (b) the representations and warranties as to title to the Assets in Sections 5.4(a) and 6.4(a), respectively, and as to title to Owned Property set forth in Sections 5.6 and 6.6, respectively, and in the deeds delivered with respect to Owned Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation with the understanding that, notwithstanding any language contained in any such deed, the representations and warranties as to title to Owned Property set forth in Sections 5.6 and 6.6, respectively, will not be merged into any such deed or other Transaction Document. The periods of survival of the representations and warranties and covenants to be performed prior to or at Closing prescribed by this Section 11.1 are referred to as the "Survival Period." The liabilities of each party under its respective representations and warranties and its respective covenants to be performed prior to or at the Closing, will expire as of the expiration of the applicable Survival Period; provided however that such expiration will not include, extend or apply to any such representation or warranty or covenant, the breach of which has been asserted by a party in a written notice to the other party before such expiration or about which a party has given the other party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of each party in this Agreement and in the Transaction Documents to be performed after the Closing will survive the Closing and will continue in full force and effect in accordance with their respective terms. The Survival Periods and other provisions of this Section shall apply to the Retained Franchises as if they were transferred on the Closing Date.

        11.2 Indemnification by TCI. From and after the Closing, TCI will indemnify, defend and hold harmless the Partnership and its Affiliates, and the partners, members, shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by TCI in this Agreement or any Transaction Document or any covenant of TCI in this Agreement or the Transaction Documents to be performed prior to or at the Closing; (b) any breach of any post-Closing covenant, agreement or obligation of TCI contained in this Agreement or any Transaction Document; (c) any act or omission of TCI with

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respect to, or any event or circumstance related to, the ownership or operation of the TCI Assets or the conduct of TCI's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 6.11; (d) any liability or obligation with respect to the TCI Systems not included in the Assumed Obligations and Liabilities; (e) any Title Defect relating to any TCI Owned Property that is not deleted as an exception in, or insured over by, the applicable TCI Title Policy; (f) any claim that the transactions contemplated by this Agreement with respect to the TCI Systems violate WARN or any Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction; (g) any claim relating to "continuation coverage" under Code
Section 4980B with respect to former employees of TCI at and after the Closing Time or that the Partnership is deemed to be a successor employer of TCI under Code Section 4980B; (h) any claim by a third party relating to the presence, generation, removal or transportation of a Hazardous Substance on or from any of the TCI Owned Property or TCI Leased Property through and including the Closing Time, including the costs, in response to a third-party claim, of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing); or (i) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the TCI Systems for periods through and including the Closing Time.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (i) of this Section, Century's and the Partnership's rights to pursue its claim under clauses (b) through (i), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

        11.3 Indemnification by Century. From and after the Closing, Century will indemnify, defend and hold harmless the Partnership and its Affiliates and the partners, members, shareholders, officers, directors, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by Century in this Agreement or any Transaction Document or any covenant of Century in this Agreement or any Transaction Document to be performed prior to or at the Closing; (b) any breach of any post-Closing covenant, agreement or obligation of Century contained in this Agreement or any Transaction Document; (c) any act or omission of Century with respect to, or any event or circumstance related to, the ownership or operation of the Century Assets or the conduct of Century's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 5.11; (d) any liability or obligation with respect to the Century Systems not included in the Assumed Obligations and Liabilities;
(e) any Title Defect relating to any Century Owned Property that is not deleted as an exception in, or insured over by, the applicable Century Title Policy; (f) any claim that the transactions contemplated by this Agreement with respect to the Century Systems violate WARN or any similar Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction; (g) any claim relating to "continuation coverage" under Code Section 4980B with respect to former employees of Century at and after the Closing Time or that

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


the Partnership is deemed to be a successor employer of Century under Code
Section 4980B; (h) any claim by a third party relating to the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Century Owned Property or Century Leased Property through and including the Closing Time, including the costs, in response to a third-party claim, of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing); or (i) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the Century Systems for periods through and including the Closing Time.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (i) of this Section, the Partnership's and TCI's rights to pursue its claim under clauses (b) through (i), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

        11.4 Indemnification by the Partnership. From and after the Closing, the Partnership will indemnify, defend and hold harmless TCI and Century and their shareholders, members and partners and their respective Affiliates and the members, shareholders, partners, officers, directors, employees, agents, successors and assigns of them and any other Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any covenant, agreement or obligation of the Partnership contained in this Agreement; or (b) the failure of the Partnership to perform the Assumed Obligations and Liabilities.

        11.5 Third Party Claims. Promptly after the receipt by either party of notice of any claim, action, suit or proceeding by any third party (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) any relief other than the payment of money damages is sought against the Indemnified Party or (z) the Indemnified Party will have been advised by its counsel that

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there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 11.5. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

        11.6 Limitations on Indemnification - TCI. TCI will not be liable with respect to any matter or claim for which indemnification could be sought pursuant to Section 11.2(a) for (a) any Losses of or to Century, the Partnership or any other Person entitled to indemnification from TCI or (b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11 as "TCI Claimed Damages") unless the amount of TCI Claimed Damages for which TCI would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $250,000, in which case TCI will be liable for all such TCI Claimed Damages, which will be due and payable within 15 days after TCI's receipt of a statement therefor. TCI will not have any liability under
Section 11.2(a) to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligation thereunder exceeds $25,000,000. The limitations set forth in this Section 11.6 do not apply to (i) the Closing Adjustments to the extent they are included in the calculation of Closing Adjustments pursuant to Section 3.2 and 3.3; or (ii) any claim made pursuant to Sections 11.2(b)-(i), including, without limitation, any Losses related to any liability or obligation for late fees; any liability or obligation with respect to paying franchise fees on franchise fees; subscriber refunds; or TCI litigation listed in the Schedules to this Agreement.

        11.7 Limitations on Indemnification - Century. Century will not be liable with respect to any matter or claim for which indemnification could be sought pursuant to Section 11.3(a) for (a) any Losses of or to TCI, the Partnership or any other Person entitled to indemnification from Century or (b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11 as "Century Claimed Damages") unless (1) with respect to any Century Claimed Damages that relate to Century Systems other than the Century Exchange Systems the amount of such Century Claimed Damages for which Century would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $250,000, in which case Century will be liable for all such Century Claimed Damages, which will be due and payable within 15 days after Century's receipt of a statement therefor, and (2) with respect to any Century Claimed Damages that relate to the Century Exchange Systems, the amount of such Century Claimed Damages for which Century would, but for the

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


provisions of this Section, be liable exceeds, on an aggregate basis, $250,000, in which case Century will be liable for all such Century Claimed Damages, which will be due and payable within 15 days after Century's receipt of a statement therefor. Century will not have any liability under Section 11.3(a) to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder that relate to Century Systems other than the Century Exchange Systems exceeds $80,000,000 or to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder that relate to the Century Exchange Systems exceeds $10,000,000. The limitations set forth in this Section 11.7 do not apply to (i) the Closing Adjustments to the extent they are included in the calculation of Closing Adjustments pursuant to Section 3.2 or 3.3; or (ii) any claim made pursuant to
Section 11.3(b)-(i), including, without limitation, any Losses related to any liability or obligation for late fees; any liability or obligation with respect to paying franchise fees on franchise fees; subscriber refunds, or Century litigation listed in the Schedules to this Agreement.

        11.8 Other Indemnification. The provisions of Sections 11.1, 11.6 and
11.7 will be applicable to any claim for indemnification made under any other provision of this Agreement and all references in Sections 11.1, 11.6 and 11.7 to Sections 11.2, 11.3 and 11.4 will be deemed to be references to such other provisions of this Agreement.

SECTION 12. MISCELLANEOUS PROVISIONS

        12.1 Parties Obligated and Benefited.

               (a) Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that a party may, without the prior written consent of the other party, assign all of its rights and obligations under this Agreement to an Affiliate of such party; provided such assignee can make all of the representations and warranties applicable to the assigning party hereunder (other than those relating to jurisdiction of incorporation), the assigning party can provide reasonable assurances that the assignee can otherwise perform the covenants, agreements and obligations applicable to the assigning party hereunder and such assignment would not materially delay or hinder the consummation of the transactions contemplated by this Agreement.

               (b) The TCI Parties are all of the members of TCI LLC as of the date of this Agreement. Immediately prior to closing, the TCI Parties will transfer the TCI Assets, their rights and obligations under this Agreement and their membership interests in TCI LLC to one or more Affiliates of the TCI Parties and such Affiliates will then transfer the TCI Assets and their rights and obligations under this Agreement to TCI LLC. Upon completion of such transfers, CVA/SM, Baldwin, UCTC, UCT LA and TCI California will be released from all liabilities and obligations under this Agreement, effective as of the Closing Date; provided that TCI LLC has assumed all such liabilities and obligations for the benefit of the Partnership.

               (c) Century BA, Century CNC, Franem, Century CSC, Century SCT, Century VCC and Citizens are all of the members of Century Exchange as of the date of this Agreement. Immediately prior to closing, the Century Parties will transfer the Century Assets, their rights and obligations under this Agreement and their membership interests in Century Exchange to one or more Affiliates of the Century Parties and such Affiliates will then transfer the Century Assets and their rights and obligations under this Agreement to Century Exchange. Upon completion of such transfers, Century BA, Century CNC, Franem, Century CSC, Century SCT, Century VCC and Citizens will be released from all liabilities and obligations under this Agreement, effective as of the Closing Date; provided that Century Exchange has assumed all such liabilities and obligations for the benefit of the Partnership.

               (d) Century BA and Century CNC shall be responsible for the payment of any amounts that the Partnership is required to pay to TCI ESF or any other Person with respect to the Century Exchange Systems, including, without limitation, the Partnership's expenses and any indemnification obligations, whether pursuant to the Exchange Agreement or any agreement entered into in connection with the Exchange Agreement or otherwise in connection with the transfer by the Partnership to TCI ESF of the Century Exchange Systems; provided, that Century BA and Century CNC shall not be liable for the payment of any amounts that are the responsibility of TCI ESF and provided further that to the extent Century BA and CNC pay the Partnership any such amount, the Partnership shall be liable for the further payment of such amount.

        12.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

               To TCI at:

                       c/o Tele-Communications, Inc.
                       5619 DTC Parkway
                       Englewood, Colorado 80111

                       Attention:     William R. Fitzgerald
                                      Telecopy: (303) 267-6672

               With a copy similarly addressed to the attention of Legal
Department:

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


               To Century at:

                       Century Communications Corp.
                       50 Locust Avenue
                       New Canaan, Connecticut 06840

                       Attention:   Office of the President
                                    Telecopy:  (203) 972-2013

               With a copy to:

                       Dow, Lohnes & Albertson, PLLC
                       1200 New Hampshire Avenue, N.W.
                       Washington, D.C. 20036

                       Attention:   Leonard J. Baxt, Esq.
                                    Telecopy:  (202) 776-2222

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

        12.3 Right to Specific Performance. The parties acknowledge that the unique nature of the Assets to be contributed by them pursuant to this Agreement renders money damages an inadequate remedy for the breach by the parties of their obligations under this Agreement, and the parties agree that in the event of such breach, the parties will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement.

        12.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

        12.5 Captions. The section and other captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

        12.6 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

        12.7 Terms. Terms used with initial capital letters or otherwise defined in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of

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


this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

        12.8 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

        12.9 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

        12.10 Late Payments. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

        12.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

        12.12 Entire Agreement. Except for the Exchange Agreement, this Agreement (including the Transaction Documents and the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

        12.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner that is not invalid, illegal or against public policy, to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

        12.14 Construction. This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

        12.15 Expenses. Except as otherwise expressly provided in this Agreement (which expenses the parties shall pay as so provided), each party will pay all of its expenses, including

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


attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

        12.16 Risk of Loss. The risk of any loss or damage to the Century Assets or TCI Assets resulting from fire, theft or other casualty (except reasonable wear and tear) will be borne by Century or TCI, respectively, at all times through and including the Closing. If any such loss or damage is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within twenty days or, if earlier, prior to the Outside Closing Date, Century or TCI as appropriate, will immediately notify the other in writing of that fact and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying party to either (a) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or (b) terminate this Agreement. If the other elects to so terminate this Agreement, both parties will stand fully released and discharged of any and all obligations under this Agreement. If the other elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property), except for any proceeds from business interruption insurance relating to the loss of revenue for the period through and including the Closing Date, will be delivered by the notifying party to the other or the rights to such proceeds will be assigned by the notifying party to the other if not yet paid over to the notifying party, and the notifying party will pay to the other an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.

        If, prior to the Closing, any part of or interest in any material Century Assets or any material TCI Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Century or TCI that it intends to condemn all or any part of any material Assets of such party (such event being called, in either case, a "Taking"), then the other party may terminate this Agreement. If the other party does not elect to terminate this Agreement, then (i) the other party will have the sole right, in the name of the party, if the other party so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (ii) the party will be relieved of its obligation to convey to the party the Assets or interests that are the subject of the Taking, (iii) at the Closing the party will assign to the other party all of the party's rights to all damages payable with respect to the Taking and (iv) following the Closing, the party will give the other party such further assurances of such rights and assignment with respect to the Taking as the other party may from time to time reasonably request.

        12.17 Tax Consequences. No party to this Agreement makes any representation or warranty, express or implied, with respect to the Tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

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        12.18 Commercially Reasonable Efforts. For purposes of this Agreement, unless a different standard is expressly provided with respect to any particular matter "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

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


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                CABLEVISION OF ARCADIA/SIERRA MADRE, INC.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                UNITED CABLE TELEVISION OF BALDWIN PARK, INC.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                UCTC OF LOS ANGELES COUNTY, INC.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                TCI CABLEVISION OF CALIFORNIA, INC.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                UNITED CABLE TELEVISION OF LOS ANGELES, INC.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

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




                                TCI CALIFORNIA HOLDINGS, LLC
                                By:  TCI Cablevision of California, Inc.,
                                     its managing member

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                CENTURY EXCHANGE LLC
                                By: Century Southwest Cable Television, Inc.,
                                    its manager

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                CENTURY BAY AREA CABLE CORP.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                CENTURY CABLE OF NORTHERN CALIFORNIA

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                FRANEM CABLE COMPANY

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                CENTURY CABLE OF SOUTHERN CALIFORNIA

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                CENTURY SOUTHWEST CABLE TELEVISION, INC.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                CENTURY VALLEY CABLE CORP.

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                CITIZENS CENTURY CABLE TELEVISION VENTURE
                                By: Century Telecommunications Venture Corp.,
                                    a venturer

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------


                                CENTURY-TCI CALIFORNIA, L.P.
                                By: Century Exchange LLC
                                By: Century Southwest Cable Television, Inc.,
                                    it manager

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

                                and

                                By: TCI California Holdings, LLC
                                By: TCI Cablevision of California, Inc.,
                                    its managing member

                                      By:----------------------------------
                                      Name:--------------------------------
                                      Title:-------------------------------

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                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.          DEFINITIONS...................................................................................2
         1.1        1992 Cable Act................................................................................2
         1.2        Affiliate.....................................................................................2
         1.3        Annualized Cash Flow..........................................................................2
         1.4        Assets........................................................................................2
         1.5        Basic Services................................................................................2
         1.6        Business Day..................................................................................2
         1.7        Cable Act.....................................................................................2
         1.8        Cable Business................................................................................2
         1.9        Cash Flow.....................................................................................2
         1.10       Century Assets................................................................................3
         1.11       Century Books and Records.....................................................................3
         1.12       Century Exchange Systems......................................................................3
         1.13       Century Leased Property.......................................................................3
         1.14       Century Other Intangibles.....................................................................3
         1.15       Century Other Real Property Interests.........................................................3
         1.16       Century Owned Property........................................................................4
         1.17       Century Required Consents.....................................................................4
         1.18       Century System Contracts......................................................................4
         1.19       Century System Franchises.....................................................................4
         1.20       Century System Licenses.......................................................................4
         1.21       Century Tangible Personal Property............................................................5
         1.22       Century's Cable Business......................................................................5
         1.23       Closing Time..................................................................................5
         1.24       Communications Act............................................................................5
         1.25       Contract......................................................................................5
         1.26       Equivalent Basic Subscribers (or "EBSs")......................................................5
         1.27       Environmental Law.............................................................................6
         1.28       ERISA.........................................................................................6
         1.29       ERISA Affiliate...............................................................................6
         1.30       Exchange......................................................................................6
         1.31       Expanded Basic Services.......................................................................6
         1.32       FCC...........................................................................................7
         1.33       Financial Statements..........................................................................7
         1.34       GAAP..........................................................................................7
         1.35       Governmental Authority........................................................................7
         1.36       Hazardous Substances..........................................................................7
         1.37       HSR Act.......................................................................................7
         1.38       Judgment......................................................................................7
         1.39       Knowledge.....................................................................................7




         1.40       Leased Property...............................................................................7
         1.41       Legal Requirement.............................................................................8
         1.42       Lien..........................................................................................8
         1.43       Litigation....................................................................................8
         1.44       Losses........................................................................................8
         1.45       Non-TV Products and Services..................................................................8
         1.46       Other Real Property Interests.................................................................9
         1.47       Owned Property................................................................................9
         1.48       Pay TV........................................................................................9
         1.49       Permitted Lien................................................................................9
         1.50       Person........................................................................................9
         1.51       Required Consents.............................................................................9
         1.52       System........................................................................................9
         1.53       System Contracts..............................................................................9
         1.54       System Franchises............................................................................10
         1.55       System Licenses..............................................................................10
         1.56       Tangible Personal Property...................................................................10
         1.57       Taxes........................................................................................10
         1.58       TCI Assets...................................................................................10
         1.59       TCI Books and Records........................................................................10
         1.60       TCI Leased Property..........................................................................10
         1.61       TCI Other Intangibles........................................................................10
         1.62       TCI Other Real Property Interests............................................................10
         1.63       TCI Owned Property...........................................................................11
         1.64       TCI Required Consents........................................................................11
         1.65       TCI System Contracts.........................................................................11
         1.66       TCI System Franchises........................................................................11
         1.67       TCI System Licenses..........................................................................11
         1.68       TCI Tangible Personal Property...............................................................11
         1.69       TCI's Cable Business.........................................................................12
         1.70       Third Party..................................................................................12
         1.71       Transaction Documents........................................................................12
         1.72       Other Definitions............................................................................12
         1.73       Accounting Terms.............................................................................14

SECTION 2.          CONTRIBUTION.................................................................................14
         2.1        Agreement to Contribute......................................................................14

SECTION 3.          PARTNERSHIP CONTRIBUTIONS AND CLOSING ADJUSTMENTS............................................15
         3.1        Gross Value of Contributions; Assumption of Debt.............................................15
         3.2        Closing Adjustments..........................................................................16
         3.3        Calculation of Adjustments...................................................................18
         3.4        Post-Closing Rate Adjustments................................................................20


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

SECTION 4.          ASSUMED LIABILITIES AND EXCLUDED ASSETS......................................................21
         4.1        Assumed Obligations and Liabilities..........................................................21
         4.2        TCI Excluded Assets..........................................................................21
         4.3        Century Excluded Assets......................................................................22

SECTION 5.          CENTURY'S REPRESENTATIONS AND WARRANTIES.....................................................23
         5.1        Organization and Qualification of Century....................................................23
         5.2        Authority and Validity.......................................................................24
         5.3        No Conflict; Required Consents...............................................................24
         5.4        Assets.......................................................................................25
         5.5        Century System Franchises, Century System Licenses, Century System
                    Contracts and Century Other Real Property Interests..........................................25
         5.6        Real Property................................................................................26
         5.7        Environmental................................................................................27
         5.8        Compliance with Legal Requirements...........................................................28
         5.9        Patents, Trademarks and Copyrights...........................................................30
         5.10       Financial Statements; Undisclosed Liabilities; Absence of Certain
                    Changes or Events............................................................................30
         5.11       Litigation...................................................................................31
         5.12       Tax Returns; Other Reports...................................................................31
         5.13       Employment Matters...........................................................................32
         5.14       Century Systems Information..................................................................33
         5.15       Accounts Receivable..........................................................................33
         5.16       Bonds; Letters of Credit.....................................................................33
         5.17       Finders and Brokers..........................................................................33
         5.18       Wireless Business; @Home.....................................................................34

SECTION 6.          TCI'S REPRESENTATIONS AND WARRANTIES.........................................................34
         6.1        Organization and Qualification of TCI........................................................34
         6.2        Authority and Validity.......................................................................35
         6.3        No Conflict; Required Consents...............................................................35
         6.4        Assets.......................................................................................36
         6.5        TCI System Franchises, TCI System Licenses, TCI System Contracts and
                    TCI Other Real Property Interests............................................................36
         6.6        Real Property................................................................................37
         6.7        Environmental................................................................................38
         6.8        Compliance with Legal Requirements...........................................................39
         6.9        Patents, Trademarks and Copyrights...........................................................41
         6.10       Financial Statements; Undisclosed Liabilities; Absence of Certain
                    Changes or Events............................................................................41
         6.11       Litigation...................................................................................42
         6.12       Tax Returns; Other Reports...................................................................42


                                       - iii -

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


         6.13       Employment Matters...........................................................................42
         6.14       TCI Systems Information......................................................................43
         6.15       Accounts Receivable..........................................................................44
         6.16       Bonds; Letters of Credit.....................................................................44
         6.17       Finders and Brokers..........................................................................44

SECTION 7.          ADDITIONAL COVENANTS.........................................................................44
         7.1        Access to Premises and Records...............................................................44
         7.2        Continuity and Maintenance of Operations; Certain Deliveries and Notices.....................44
         7.3        Employees....................................................................................46
         7.4        Leased Vehicles; Other Capital Leases........................................................48
         7.5        Required Consents, Estoppel Certificates, Franchise Renewal..................................48
         7.6        Title Commitments and Surveys................................................................50
         7.7        HSR Notification.............................................................................51
         7.8        Taxes, Fees and Expenses.....................................................................51
         7.9        Programming..................................................................................51
         7.10       Schedules and Exhibits.......................................................................52
         7.11       Use of Names and Logos.......................................................................52
         7.12       Transitional Billing Services................................................................53
         7.13       Confidentiality and Publicity................................................................53
         7.14       Bulk Transfers...............................................................................54
         7.15       Lien Searches................................................................................54
         7.16       Further Assurances...........................................................................54
         7.17       Consents.....................................................................................54
         7.18       Cooperation as to Rates and Fees.............................................................54
         7.19       Satisfaction of Conditions...................................................................55
         7.20       Offers.......................................................................................55
         7.21       Environmental Reports........................................................................56
         7.22       Partnership Financing........................................................................56
         7.23       Franchise Consents...........................................................................56
         7.24       Year 2000 Matters............................................................................58
         7.25       Riverside System.............................................................................59
         7.26       CSG..........................................................................................60

SECTION 8.          CONDITIONS PRECEDENT.........................................................................60
         8.1        Conditions to Century's Obligations..........................................................60
         8.2        Conditions to TCI's Obligations..............................................................62

SECTION 9.          THE CLOSING..................................................................................64
         9.1        The Closing; Time and Place..................................................................64
         9.2        TCI's Delivery Obligations...................................................................64
         9.3        Century's Delivery Obligations...............................................................65


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

         9.4        The Partnership's Delivery Obligations.......................................................67
         9.5        Post-Closing Refinancing of the TCI and Century Permitted Debt...............................67

SECTION 10.   TERMINATION AND DEFAULT............................................................................68
         10.1       Termination Events...........................................................................68
         10.2       Effect of Termination........................................................................68

SECTION 11.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

                    INDEMNIFICATION..............................................................................69
         11.1       Survival of Representations and Warranties...................................................69
         11.2       Indemnification by TCI.......................................................................69
         11.3       Indemnification by Century...................................................................70
         11.4       Indemnification by the Partnership...........................................................71
         11.5       Third Party Claims...........................................................................71
         11.6       Limitations on Indemnification - TCI.........................................................72
         11.7       Limitations on Indemnification - Century.....................................................72
         11.8       Other Indemnification........................................................................73

SECTION 12.         MISCELLANEOUS PROVISIONS.....................................................................73
         12.1       Parties Obligated and Benefited..............................................................73
         12.2       Notices......................................................................................74
         12.3       Right to Specific Performance................................................................75
         12.4       Waiver.......................................................................................75
         12.5       Captions.....................................................................................75
         12.6       Choice of Law................................................................................75
         12.7       Terms........................................................................................75
         12.8       Rights Cumulative............................................................................76
         12.9       Time.........................................................................................76
         12.10      Late Payments................................................................................76
         12.11      Counterparts.................................................................................76
         12.12      Entire Agreement.............................................................................76
         12.13      Severability.................................................................................76
         12.14      Construction.................................................................................76
         12.15      Expenses.....................................................................................76
         12.16      Risk of Loss.................................................................................77
         12.17      Tax Consequences.............................................................................77
         12.18      Commercially Reasonable Efforts..............................................................78


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                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES
---------


Schedule 1.9                                         Cash Flow Adjustments
Schedule 1.12                                        Century Leased Property
Schedule 1.14                                        Century Other Real Property Interests
Schedule 1.15                                        Century Owned Property
Schedule 1.17                                        Century System Contracts
Schedule 1.18                                        Century System Franchises
Schedule 1.19                                        Century System Licenses
Schedule 1.20                                        Century Tangible Personal Property
Schedule 1.58                                        TCI Leased Property
Schedule 1.60                                        TCI Other Real Property Interests
Schedule 1.61                                        TCI Owned Property
Schedule 1.63                                        TCI System Contracts
Schedule 1.64                                        TCI System Franchises
Schedule 1.65                                        TCI System Licenses
Schedule 1.66                                        TCI Tangible Personal Property
Schedule 4.2                                         TCI Excluded Assets
Schedule 4.3                                         Century Excluded Assets
Schedule 5.1                                         Century Taxpayer I.D. Numbers
Schedule 5.3                                         Century Required Consents
Schedule 5.4                                         Century Liens and Permitted Liens
Schedule 5.7                                         Century Environmental Matters
Schedule 5.8                                         Century Rate Regulation Matters
Schedule 5.10                                        Century Financial Statements; Century Changes or
                                                     Events

Schedule 5.11                                        Century Litigation
Schedule 5.13(a)                                     Century Employees
Schedule 5.13                                        Century Plans; Employee Matters
Schedule 5.14                                        Century Systems Information
Schedule 5.16                                        Century Bonds
Schedule 6.1                                         TCI Taxpayer I.D. Numbers
Schedule 6.3                                         TCI Required Consents
Schedule 6.4                                         TCI Liens and Permitted Liens
Schedule 6.7                                         TCI Environmental Matters
Schedule 6.8                                         TCI Rate Regulation Matters
Schedule 6.10                                        TCI Financial Statements; TCI Changes or Events
Schedule 6.11                                        TCI Litigation
Schedule 6.13(a)                                     TCI Employees
Schedule 6.13                                        TCI Plans; Employee Matters


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


Schedule 6.14                                        TCI Systems Information
Schedule 6.16                                        TCI Bonds



EXHIBITS
--------

Exhibit A                                            Century Systems
Exhibit B                                            TCI Systems
Exhibit 7.5(b)                                       Form of Estoppel Certificate
Exhibit 9.2(a)                                       Form of Bill of Sale and Assignment
Exhibit 9.4(a)                                       Form of Assumption Agreement


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